UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.        )

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Consolidated Edison Company of New York, Inc.

(Name of Registrant As Specified In Its Charter)

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Consolidated Edison Company of New York, Inc. 4 Irving Place New York, NY 10003 www.conEd.com

NOTICE OF ANNUAL MEETING OF CON EDISON OF NEW YORK STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) will be held at Con Edison of New York’s Headquarters Building, 4 Irving Place, New York, New York, on Monday, May 21, 2007 at Noon for the following purposes:

a.	To elect the members of Con Edison of New York’s Board of Trustees as described in the Information Statement (attached hereto and incorporated herein by reference); and

b.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

Consolidated Edison, Inc. owns approximately 99 percent of the shares entitled to vote at Con Edison of New York’s Annual Meeting, and intends to vote these shares for election of the nominees described in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Trustees,

SADDIE L. SMITH

Secretary

Dated: April 20, 2007

INFORMATION STATEMENT

INFORMATION STATEMENT

This Information Statement is provided to stockholders of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) in connection with Con Edison of New York’s Annual Meeting of Stockholders and any adjournments or postponements of the meeting. Con Edison of New York’s Annual Meeting will be held at Con Edison of New York’s principal executive offices at 4 Irving Place, New York, New York 10003 on Monday, May 21, 2007 at Noon. This Information Statement is being mailed to stockholders on or about April 20, 2007.

Holders of record as of the close of business on April 5, 2007 of the outstanding Common Stock, $2.50 par value, of Con Edison of New York (“Con Edison of New York Common Stock”) and the $5 Cumulative Preferred Stock of Con Edison of New York (“$5 Preferred”) are entitled to receive notice of the Con Edison of New York Annual Meeting. As of April 5, 2007, there were outstanding 235,488,094 shares of Con Edison of New York Common Stock and 1,915,319 shares of $5 Preferred, each entitled to one vote per share.

Consolidated Edison, Inc. (the “Parent”) owns all of the Con Edison of New York Common Stock. No Trustee or executive officer of Con Edison of New York owns any voting or equity securities of Con Edison of New York and, to the best knowledge of Con Edison of New York’s management no person, other than the Parent, owns more than 5 percent of any class of voting securities of Con Edison of New York.

Attached to this Information Statement is the Parent’s Proxy Statement for its Annual Meeting of Stockholders that was sent to its stockholders on or about April 11, 2007 (the “Parent’s Proxy Statement”). The information required in this Information Statement is substantially the same as information provided in the Parent’s Proxy Statement (which is incorporated by reference herein), other than the information provided above with respect to Con Edison of New York’s voting securities and the information provided below with respect to Con Edison of New York’s executive compensation and principal accounting fees and services. The nominees for election as members of Con Edison of New York’s Board of Trustees are the same as the nominees for election as member of the Parent’s Board of Directors. Meetings of the Con Edison of New York Board of Trustees and the Parent’s Board of Directors are generally held jointly as are meetings of the Boards’ committees, the membership of which are the same. Neither members of the Boards, nor the executive officers of Con Edison of New York and the Parent, are paid any additional compensation for concurrent service to Con Edison of New York and the Parent.

The combined Annual Report on Form 10-K for the year ended December 31, 2006 of Con Edison of New York and the Parent, which is included in the Parent’s annual report to shareholders, accompanies the mailing of this Information Statement. The Form 10-K contains information about Con Edison of New York, including audited financial statements, management’s discussion and analysis of financial condition and results of operations, selected financial data and selected quarterly information.

EXECUTIVE COMPENSATION

The executive compensation information required to be shown in this Information Statement for Mr. Kevin Burke, Con Edison of New York’s Chairman of the Board and Chief Executive Officer, Mr. Robert Hoglund, Con Edison of New York’s Senior Vice President and Chief Financial Officer, Mr. Louis L. Rana, Con Edison of New York’s President and Chief Operating Officer and for Mr. Eugene R. McGrath and Ms. Joan S. Freilich, Con Edison of New York’s, Chairman and the Vice Chairman, until February 28, 2006 and November 30, 2006, respectively, is the same as their executive compensation information shown in the Parent’s Proxy Statement. Except as provided below the information for Con Edison of New York’s next two most highly compensated executive officers—Mr. Charles E. McTiernan, Jr. and Ms. Frances A. Resheske—is substantially the same as provided for Mr. Rana in Parent’s Proxy Statement.

Number of Shares of Common Stock Beneficially Owned as of January 31, 2007

(Parent’s Proxy Statement page 7)

Name	Shares Owned*
Charles E. McTiernan, Jr.	32,122
Frances A. Resheske	75,982

*	Includes shares underlying exercisable options for Mr. McTiernan—32,000 and Ms. Resheske—73,000.

Compensation Tables

The following tables contain compensation information for Mr. McTiernan and Ms. Resheske. Unless otherwise provided herein, the footnotes referenced in the tables in this Information Statement are the footnotes to the corresponding tables in Parent’s Proxy Statement and terms defined therein are used herein as defined therein.

Summary Compensation Table

(Parent’s Proxy Statement page 26)

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)		Total(6) ($)
Charles E. McTiernan, Jr. General Counsel	2006	$360,000	—	$68,852	$65,280	$152,600	$475,848	$35,071	*	$1,157,651

Frances A. Resheske Senior Vice President	2006	$347,000	—	$76,108	$72,320	$122,600	$81,521	$26,105	**	$725,654

*	Mr. McTiernan received $2,054 representing personal use of company provided vehicle; $9,250 in financial planning; $10,759 for life insurance; $2,208 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,600 and DIP of $4,200.
**	Ms. Resheske received $2,222 representing personal use of company provided vehicle; $9,250 in financial planning; $3,143 for life insurance; $1,080 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,600 and DIP of $3,810.

Grants of Plan-Based Awards

(Parent’s Proxy Statement page 30)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/ Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles E. McTiernan, Jr. General Counsel	1/19/2006	$22,500	$180,000	$237,600	500	2,000	3,000	—	16,000	$46.88	$151,380

Frances A. Resheske Senior Vice President	1/19/2006	$21,688	$173,500	$229,020	500	2,000	3,000	—	16,000	$46.88	$151,380

Outstanding Equity Awards at Fiscal Year-End

(Parent’s Proxy Statement page 31)

	OPTION AWARDS(1)							STOCK AWARDS(2)
Name & Principal Position	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of shares or units of Stock held that have not vested (#)(3)		Market Value of shares or units of Stock held that have not vested ($)		Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not yet vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that held have not vested ($)
Charles E. McTiernan, Jr. General Counsel	2,000 2,000 2,000 10,000	— — — — 16,000 16,000 16,000	* (6) (5)	— — — — — — —	$ $ $ $ $ $ $	42.5625 47.9375 42.5100 40.8100 43.0600 43.7200 46.8800	2/24/2008 2/22/2009 4/18/2012 1/23/2013 1/15/2014 1/20/2015 1/19/2016	1,128.083 1,058.027	(13) (14)	$ $	54,227 50,859	2,000 2,000	(7) (8)	$ $	96,140 96,140

Frances A. Resheske Senior Vice President	7,000 10,000 10,000 15,000 15,000	— — — — — 16,000 16,000 16,000	* (6) (5)	— — — — — — — —	$ $ $ $ $ $ $ $	47.9375 32.5000 37.7500 42.5100 40.8100 43.0600 43.7200 46.8800	2/22/2009 4/20/2010 4/19/2011 4/18/2012 1/23/2013 1/15/2014 1/20/2015 1/19/2016	966.930 1,047.788 1,037.819 973,386	(11) (12) (13) (14)	$ $ $ $	46,480 50,367 49,888 46,791	2,000 2,000	(7) (8)	$ $	96,140 96,140

*	The option fully vested on 1/17/07.

Option Exercises and Stock Vested

(Parent’s Proxy Statement page 33)

	OPTION AWARDS		STOCK AWARDS
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Charles E. McTiernan, Jr. General Counsel	—	—	875.000	(1)		$41,589

Frances A. Resheske Senior Vice President	—	—	875.000 966.930	(1) (3)	$ $	41,589 45,035

Pension Benefits

(Parent’s Proxy Statement page 35)

Name & Principal Position	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)		Payments during last fiscal year ($)
Charles E. McTiernan, Jr. General Counsel	Retirement Plan SRIP	25 25		$ $	1,205,919 1,059,503	$ $	0 0

Frances A. Resheske Senior Vice President	Retirement Plan SRIP	12 12	* *	$ $	133,329 342,194	$ $	0 0

*	Includes credit for an additional 5 years of service that Con Edison of New York agreed to provide.

Nonqualified Deferred Compensation

(Parent’s Proxy Statement page 37)

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Charles E. McTiernan, Jr. General Counsel	$125,820	$4,200	$62,622	$0	$521,603	*

Frances A. Resheske Senior Vice President	$85,836	$3,810	$58,734	$0	$639,428	**

*	Mr. McTiernan’s aggregate balance is comprised of: executive contributions of $389,468; company matching contributions of $20,055; and earnings of $112,080.
**	Ms. Resheske’s aggregate balance is comprised of: executive contributions of $462,283; company matching contributions of $14,635; and earnings of $162,510.

Potential Payments Upon Termination of Employment or Change in Control

(Parent’s Proxy Statement page 40)

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. McTiernan.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($360,000)	$0		$0		$360,000		$0	$720,000		$0
Short—term incentive (50% of base salary)	$0		$0		$180,000		$0	$360,000		$0
Pro-Rata Annual Incentive Award	$0		$0		$180,000		$0	$180,000		$0
Long-term Incentives(4)
Performance RSUs
2005 – 2007 (performance period)	$0		$96,140	(5)	$96,140	(5)	$0	$96,140	(7)	$96,140	(5)
2006 – 2008 (performance period)	$0		$96,140	(5)	$96,140	(5)	$0	$96,140	(7)	$96,140	(5)
Stock Options
Unvested and Accelerated	$0		$168,800	(5)	$168,800	(5)	$0	$168,800	(7)	$168,800	(5)
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
EIP Deferral	$105,086	(6)	$105,086	(6)	$105,086		$0	$105,086		$105,086	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$0		$622,981		$0	$1,245,962		$0
Health Care	$0		$0		$12,648		$0	$25,296		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$720,000
Accrued Vacation Pay	$34,615		$34,615		$34,615		$34,615	$34,615		$34,615
Outplacement	$0		$0		$16,667		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$139,701		$500,781		$1,873,077		$34,615	$3,057,039		$1,220,781

(1)	Assumes the compensation of Mr. McTiernan is as follows: base salary for 2006 equal to $360,000, target annual bonus equal to 50% of base salary and maximum bonus equal to 66% of base salary. For purposes of Mr. McTiernan’s table above, Mr. McTiernan is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Severance Program”), the Executive’s severance benefit pursuant to a termination without Cause (before a Change in Control) is equal to: (i) a lump sum payment equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum payment equal to the net present value of 1 additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum payment equal to 1x the sum of the Executive’s then base salary and target annual bonus, (iv) 1 year continuation of health and life insurance coverage and 1 year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) 1 year of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings) and (vi) all unpaid and due amounts in other benefits required to be paid.
(3)	As per the Severance Program, the Executive’s severance benefit under a termination without Cause (on or following a Change in Control) is equal to the same severance benefit under a termination without Cause (before a Change in Control) as described in footnote 2 above except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the closing price per share of the Company’s stock on the date of termination is $48.07 per share.
(5)	For disclosure purposes, we assumed that upon a Termination, Retirement, death or disability the Committee took action pursuant to the LTIP to accelerate vesting of target performance-based awards and non-performance awards.
(6)	The Company has discretion to accelerate vesting of any unvested EIP deferrals upon an employee’s termination or resignation of employment. We assumed that the Company has exercised its discretion to accelerate vesting.
(7)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Ms. Resheske.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($347,000)	$0		$0		$347,000		$0	$694,000		$0
Short—term incentive (50% of base salary)	$0		$0		$173,500		$0	$347,000		$0
Pro-Rata Annual Incentive Award	$0		$0		$173,500		$0	$173,500		$0
Long-term Incentives(4)
Performance RSUs
2005 – 2007 (performance period)	$0		$96,140	(5)	$96,140	(5)	$0	$96,140	(7)	$96,140	(5)
2006 – 2008 (performance period)	$0		$96,140	(5)	$96,140	(5)	$0	$96,140	(7)	$96,140	(5)
Stock Options
Unvested and Accelerated	$0		$168,800	(5)	$168,800	(5)	$0	$168,800	(7)	$168,800	(5)
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
EIP Deferral	$193,526	(6)	$193,526	(6)	$193,526		$0	$193,526		$193,526	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$0		$160,174		$0	$320,348		$0
Health Care	$0		$0		$6,216		$0	$12,432		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$694,000
Accrued Vacation Pay	$21,354		$21,354		$21,354		$21,354	$21,354		$21,354
Outplacement	$0		$0		$16,667		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$214,880		$575,960		$1,453,017		$21,354	$2,148,240		$1,269,960

(1)	Assumes the compensation of Ms. Resheske is as follows: base salary for 2006 equal to $347,000, target annual bonus equal to 50% of base salary and maximum bonus equal to 66% of base salary. For purposes of Ms. Resheske’s table above, Ms. Resheske is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. McTiernan.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. McTiernan.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the closing price per share of the Company’s stock on the date of termination is $48.07 per share.
(5)	For disclosure purposes, we assumed that upon Termination, Retirement, death or disability the Committee took action pursuant to the LTIP to accelerate the vesting of target performance-based awards and non-performance awards.
(6)	The Committee has discretion to accelerate vesting of any unvested EIP deferrals upon an employee’s termination or resignation of employment. We assumed that the Committee has exercised its discretion to accelerate vesting.
(7)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

Below is a description of the assumptions that were used in creating the tables for Mr. McTiernan and Ms. Resheske.

Equity Acceleration

As per the LTIP, in the event of a Termination, resignation, Retirement, death or Disability, the Committee has discretion to determine the terms of the stock option awards and performance-based restricted stock awards.

Unless otherwise provided in the applicable LTIP award agreement, in the event of a Retirement, death or Disability, restricted stock awards vest pro-rata through the date of termination on termination date.

As per the LTIP, in the event of a Change in Control (as described below), stock unit awards, restricted stock awards, stock option awards, stock appreciation awards fully vest on the date of such event. In the event of a Change in Control, performance-based restricted stock awards vest pro-rata through the date of such event.

For the purposes of the LTIP: (i) a “Termination” means a resignation or discharge from employment, except death, disability or retirement, (ii) “Retirement” means resignation on or after age 55 with at least 10 years of service, (iii) “Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience because of a sickness or injury for which the person is under doctor’s care, and (iv) “Change in Control” has the same meaning as such term is used in the Severance Program.

Incremental Non-Qualified Pension Amounts

As per the Severance Program, the amounts relating to the incremental non-qualified pension amounts in the above tables are based on the net present value of one additional year of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change of Control) assuming compensation at the Executive’s annual salary and target award, an interest rate of 4.85% (adjusted to 4.39% to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50% male  / 50% female blend) and age 65 normal retirement. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

As per the Severance Program, the Executive will receive certain benefits as described in the table above if he is terminated by the Company for reasons other than Cause or by him for Good Reason (following a Change of Control). A termination is for Cause if it is for any of the following reasons: (i) willful and continued failure to substantially perform his duties, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a willful engaging in illegal conduct or in gross misconduct materially and demonstrably injurious to the Company.

As per the Severance Program, a resignation for Good Reason occurs if the Executive resigns for any of the following reasons: (i) any decrease in base compensation, target bonus or material decrease in benefits in effect prior to effective date of the Severance Program (except uniform decreases affecting similarly situated employees), (ii) any failure by the Company to comply with material provisions of the Severance Program, (iii) a requirement by Company for Executive to be based more than 50 miles from the location Executive is employed prior to the Change of Control, (iv) any purported termination by the Company of Executive’s employment (except as expressly permitted by the Severance Program), (v) any failure by the Company to comply with the assumption provision in the Severance Program, or (vi) the assignment of any duties materially inconsistent in any respect with the Executive’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in significant diminution in position, authority, duties or responsibilities.

Payments upon Termination of Employment in Connection with a Change of Control

As per the Severance Program, the Executive will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason following a Change of Control. A Change of Control means the occurrence of any of the following: (i) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (ii) a majority of the number of directors who constitute the Board of Directors on the effective date of the Severance Program and any new directors who are appointed, elected, nominated or recommended by two-thirds of the directors who were in office on such effective date cease for any reason to constitute the majority of directors then serving, (iii) a merger or consolidation of the Company or any subsidiary other than (A) a merger or consolidation that would result in the voting securities outstanding immediately prior to such event continuing to represent in combination with the ownership of any trustee or fiduciary holding securities under an employee benefit plan, at least 65% of the combined voting power of securities of the Company or surviving entity or parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company representing 20% or more of the combined voting power of the Company’s then outstanding security, (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company’s assets (other than a sale or disposition by the Company of all or substantially assets to an entity of which at least 75% of the combined voting power of the securities owned by shareholders of the Company are in the same proportions as their prior ownership before the sale). A Change in Control does not occur by virtue of the consummation of any transaction or series of transactions immediately following which record holders of the Company’s common stock prior to such event continues to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event.

Section 280G

As per the Severance Program, in the event an Executive receives any payment or distribution from the Company in connection with a Change in Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). If any such payment by the Company to any of the Executives subjects the Executive to such taxes and the Executive would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Executive pursuant to this Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section 4999 of the Internal Revenue Code. As per the LTIP, any stock option award for which the exercise price is greater than fair market value or the Company’s common stock may be cancelled if such cancellation would reduce or eliminate any such excise taxes under Section 4999 of the Code.

PRINCIPAL ACCOUNTANT—FEES AND SERVICES

Fees paid or payable by Con Edison of New York, to its principal accountant, PricewaterhouseCoopers LLP (“PwC”), for services related to 2006 and 2005 are as follows:

	2006	2005
Audit Services	$2,873,381	$2,761,018
Audit-Related Services (a)	$511,154	$354,750
Tax Services	$—	$—
Other Services (b)	$40,200	$13,800

TOTAL FEES	$3,424,735	$3,129,568

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of Con Edison of New York’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2006 and 2005 are fees for audits of Con Edison of New York’s pension and other benefit plans.
(b)	Relates to permissible fees other than those described above. The major items included in All Other Fees are software-licensing and seminar fees

The Parent’s Audit Committee or, as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to Con Edison of New York by its independent accountants. The fees shown in the above table are included in the fees shown in the table on page 13 of the Parent’s Proxy Statement.

The Parent intends to vote its Con Edison of New York Common Stock, which represents approximately 99 percent of the shares entitled to vote at the Con Edison of New York Annual Meeting, to elect as members of the Con Edison of New York Board of Trustees the same persons who have been nominated for election as members of the Parent’s Board of Directors (as described in the Parent’s Proxy Statement). All of the nominees for the Board of Trustees are currently Trustees of Con Edison of New York. Con Edison of New York knows of no other matters that will be considered at the meeting, and the Parent has no plans to bring any other matter before the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the Parent owns approximately 99 percent of the shares entitled to vote at the Con Edison of New York Annual Meeting, the voting of your shares cannot affect the outcome of voting at the meeting.

Dated: April 20, 2007

PROXY STATEMENT

Introduction

This Proxy Statement is provided to stockholders of Consolidated Edison, Inc. (“Con Edison” or the “Company”) in connection with the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices at 4 Irving Place, New York, New York 10003, on Monday, May 21, 2007, at 10:00 a.m.

Solicitation of Proxies

The Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Con Edison for use at the Annual Meeting. The Proxy Statement and the form of proxy are being mailed to stockholders on or about April 11, 2007.

The Company’s Annual Report to Stockholders, which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2006, and other information relating to the Company’s financial condition and results of operations, also accompanies the mailing of this Proxy Statement.

This solicitation of proxies for the Annual Meeting is being made by management on behalf of the Board of Directors and will be made by mail, telephone, the Internet, facsimile and electronic transmission or overnight delivery. The Company will pay the expenses associated with the solicitation of proxies. The expenses will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding proxy material and other documents to beneficial owners of stock held in their names. In addition, Morrow & Co., Inc. has been retained to assist in the solicitation of proxies by the means described above. The estimated cost of Morrow’s services is $20,000 plus out-of-pocket expenses.

Record Date, Outstanding Voting Securities and Voting Rights

The Board of Directors has established April 5, 2007, as the record date for the determination of Con Edison’s stockholders entitled to receive notice of and to vote at the meeting. On the record date, there were 259,025,137 shares of Common Stock outstanding, which are entitled to one vote per share upon the proposals presented at the Annual Meeting. The holders will vote on the election of Directors, the ratification of the appointment of independent accountants and the stockholder proposal.

The enclosed proxy card is for the number of shares registered in your name with Con Edison, together with any additional full shares held in your name in Con Edison’s Automatic Dividend Reinvestment and Cash Payment Plan. The instructions on the proxy card provide that any shares registered in your name and any full shares held for your account in the plan will be voted in the same manner.

In all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the subject matter, will be the act of the stockholders. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the election of Directors. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote, but are counted in the determination of the quorum.

Voting and Revocation of Proxies

All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If the proxy is signed but no voting instructions are made, the shares represented by the proxy will be voted for the election of the Director nominees named herein and in accordance with the recommendations of the Board on other proposals.

Instead of submitting a signed proxy card, if you are a stockholder of record you may vote your proxy by telephone or on the Internet using the instructions set forth on the proxy card. Voting by telephone or on the Internet eliminates the need to return the proxy card. Telephone voting is not available to stockholders of record outside the United States.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must vote your shares in the manner prescribed by your broker, bank or nominee. The telephone and Internet voting procedure may or may not be available to stockholders who hold their shares through a broker, bank or other nominee.

Voting by use of a proxy on the enclosed proxy card, by telephone or on the Internet does not preclude a stockholder of record from voting in person at the Annual Meeting. A stockholder of record may revoke a proxy at any time prior to its exercise by mailing to the Secretary of the Company a duly executed revocation or by submitting a duly executed proxy, telephone or Internet vote to the Company with a later date or by appearing at the Annual Meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to cast his or her previous vote. Attendance at the Annual Meeting without voting will not by itself revoke a proxy.

Attendance and Procedures at the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent stockholder, and invited guests of management. If you plan to attend the Annual Meeting and you hold your shares directly in your name, please vote your proxy but keep the admission ticket attached to your proxy card and bring it with you to the meeting. Stockholders who hold their shares through a broker, bank, nominee, or other custodian will need to bring a copy of a brokerage or other statement reflecting their stock ownership as of the record date. You may be asked to present valid picture identification. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization. In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the Annual Meeting, management will limit the general discussion portion of the meeting to one hour and permit only stockholders or their authorized representatives to address the meeting. In addition, management will require that all signs, banners, placards, handouts and similar materials be left outside the meeting room.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Eleven Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors are permitted to stand for election until they reach the mandatory retirement age of 72. Of the Board members standing for election, one (Kevin Burke) is a current officer of the Company. All of the nominees were elected Directors at the last Annual Meeting.

The Company’s management believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of Con Edison’s subsidiary, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”). Mr. Burke also serves on the Board of Con Edison’s subsidiary, Orange and Rockland Utilities, Inc. (“O&R”).

Frederic V. Salerno, who has served with distinction as a Director of Con Edison and a Trustee of Con Edison of New York since 2002, notified the companies that he will not stand for re-election to the Board of Directors of Con Edison or the Board of Trustees of Con Edison of New York. Mr. Salerno informed the companies that his decision is not due to any disagreement with the companies. Con Edison’s Board will adopt a resolution pursuant to the Con Edison’s Certificate of Incorporation, and Con Edison of New York’s Board will amend Con Edison of New York’s By-Laws, to reduce the number of members of the companies’ respective Boards from twelve to eleven, effective May 21, 2007.

The Board of Directors held eighteen meetings in 2006. At its meetings the Board considers a wide variety of matters involving such things as the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure and corporate governance practices.

In accordance with the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee (currently Mr. Del Giudice) serves as Lead Director and, as such, chairs the executive sessions of the non-management Directors and the independent Directors. The Company’s independent Directors met once in executive session and the non-management Directors met ten times in executive session during 2006.

Shares represented by every properly signed proxy will be voted at the Annual Meeting for the election of the Director nominees as provided herein, except where the stockholder giving the proxy withholds the right to vote or instructs otherwise. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for the other nominees and for any substitute nominee or nominees as may be designated by the Board.

Information About Nominees

The name and age of each of the nominees, the years in which each was first elected a Director of the Company and Trustee of Con Edison of New York, the principal occupation and business experience of each during the past five years, the number of shares of Common Stock beneficially owned by each as of the close of business on January 31, 2007, their directorships in other publicly held business corporations and the more significant of their directorships in charitable and educational organizations as of January 31, 2007, are set forth below, based on information provided by the nominees.

The current nominees bring to the Company the benefit of their broad expertise and experience in many diverse fields. The Board has determined that the service by its members as directors of other public companies, including service by Mr. Salerno, a retired executive (who, as indicated above, decided not to stand for re-election), on more than three audit committees of public companies, does not impair their ability to effectively serve on Con Edison’s Board of Directors or its Committees. The Company’s Corporate Governance Guidelines provide that members of the Board should limit their service on publicly held company and investment company boards to no more than six. The Guidelines also provide that the Board understands and expects that a Director who changes his or her principal business association will offer his or her resignation from the Board (which offer the Board is free to accept or reject).

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years

Peter W. Likins, 70

President Emeritus, University of Arizona, Tucson, AZ, since July 2006. President, University of Arizona, from July 1997 to July 2006. Dr. Likins has been a Trustee of Con Edison of New York since 1978 and a Director of Con Edison since December 1997. Director of MMC Energy, Inc.

Common Stock Shares owned: 4,803

Deferred Stock Units owned: 17,242

Eugene R. McGrath, 65
Chairman of the Board of Con Edison from October 1997 through February 2006. Chairman of Con Edison of New York from September 1990 through February 2006. President and Chief Executive Officer of Con Edison from October 1997 until September 2005. Chief Executive Officer of Con Edison of New York from September 1990 to September 2005. Mr. McGrath has been a Trustee of Con Edison of New York since 1987, a Director of Con Edison since October 1997 and a Director of O&R from July 1999 until September 2005. Director or Trustee, Associated Electric & Gas Insurance Services Limited, Atlantic Mutual Insurance Company, GAMCO Investors, Inc., Schering-Plough Corporation, Manhattan College, Hudson River Foundation for Science and Environmental Research and the Wildlife Conservation Society. Member, National Academy of Engineering.

Common Stock Shares owned: 962,322* Deferred Stock Units owned: 3,332

Gordon J. Davis, 65
Senior Partner at LeBoeuf, Lamb, Greene & MacRae LLP, Attorneys at Law, New York, NY since November 2001. Mr. Davis has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Director or Trustee, Dreyfus Funds, Groups III, VII and IX, Phoenix Companies, Inc., Jazz at Lincoln Center, Inc. (Founding Chairman Emeritus), New York Public Library and the Studio Museum in Harlem.

Common Stock Shares owned: 411 Deferred Stock Units owned: 15,589

*	Includes, as of January 31, 2007, 750,000 shares underlying exercisable stock options. As of such date, Mr. McGrath had no unexercisable stock options that were to become exercisable, and no unvested restricted stock units that were to vest, within 60 days.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Ellen V. Futter, 57
President and Trustee of the American Museum of Natural History, New York, NY since November 1993. Ms. Futter has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Director or Trustee, American International Group, Inc., JPMorgan Chase & Co., Inc., Viacom, Inc. and NYC & Company. Manager, Memorial Sloan-Kettering Cancer Center. Fellow or Member, American Academy of Arts and Sciences and Council on Foreign Relations.

Common Stock Shares owned: 2,346
Deferred Stock Units owned: 11,934

Sally Hernandez, 54
President of East Harlem Business Capital Corporation since July 2006. Executive Director of City Harvest, an organization dedicated to feeding hungry people in New York, NY, from August 2005 to July 2006. Ms. Hernandez was a practicing Attorney at Law, New York, NY from January 2002 to August 2005. Ms. Hernandez has been a Trustee of Con Edison of New York since 1994 and a Director of Con Edison since December 1997.

Common Stock Shares owned: 2,772
Deferred Stock Units owned: 13,234

Stephen R. Volk, 70
Vice Chairman of Citigroup Inc., New York, NY since August 2004. He was formerly Chairman of Credit Suisse First Boston and a member the Credit Suisse Group Executive Board from January 31, 2002 to August 2004 and Vice Chairman of Credit Suisse First Boston from August 2001 to January 2002. Mr. Volk has been a Trustee of Con Edison of New York since 1996 and a Director of Con Edison since December 1997. Member, Council on Foreign Relations. Mr. Volk also serves as a Director of ContiGroup Companies, Inc.

Common Stock Shares owned: 4,050
Deferred Stock Units owned: 20,410

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Michael J. Del Giudice, 64
Co-founder and Senior Managing Director at Millennium Credit Markets LLC, New York, NY, an investment banking firm, since 1996. Mr. Del Giudice has been a Director of Con Edison since July 1999 and a Trustee of Con Edison of New York since May 2002. Director of Barnes and Noble, Inc., Fusion Telecommunications International, Inc. and Chairman of the Governor’s Committee on Scholastic Achievement. Director and Trustee, New York Racing Association.

Common Stock Shares owned: 5,050
Deferred Stock Units owned: 11,374

George Campbell, Jr., 61
President of The Cooper Union for the Advancement of Science and Art, New York, NY since July 2000. Dr. Campbell has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2000. Trustee, Rensselaer Polytechnic Institute, Montefiore Medical Center and the Commission on Independent Colleges and Universities.
Common Stock Shares owned: 2,591
Deferred Stock Units owned: 12,904

Vincent A. Calarco, 64
Former Chairman, President and CEO of Crompton Corporation (now Chemtura Corporation) (specialty chemicals, polymer products and equipment), Middlebury, CT from April 1985 to July 2004. Mr. Calarco has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2001. Mr. Calarco also serves as a Director of CPG International, Inc., Newmont Mining Corporation and the Chairman of the Chemical Heritage Foundation and a Trustee of Saint Raphael Healthcare System.

Common Stock Shares owned: 400
Deferred Stock Units owned: 7,643

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Kevin Burke, 56

Chairman of the Board of Con Edison and Con Edison of New York since February 2006. President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York since September 2005. President and Chief Operating Officer of Con Edison of New York from September 2000 until September 2005. Mr. Burke has been a Director of Con Edison, a Trustee of Con Edison of New York and a Director of O&R since September 2005. Director or Trustee, American Gas Association, Business Council of New York State, Edison Electric Institute, Electric Power Research Institute, Energy Association, New York Botanical Garden, Partnership of New York City, YMCA of Greater New York, Inc. and United Way of New York City.

Common Stock Shares owned: 335,289*

L. Frederick Sutherland, 55

Executive Vice President and Chief Financial Officer of ARAMARK Corporation, Philadelphia, PA since 1997. Mr. Sutherland has been a Director of Con Edison and a Trustee of Con Edison of New York since April 2006. Member of the Trinity Board of Visitors at Duke University, President of the Board of Trustees of People’s Light and Theater, and a board member of WHYY, a PBS affiliate.

Common Stock Shares owned: 2,000

Deferred Stock Units owned: 1,660

The number of shares of Common Stock beneficially owned as of January 31, 2007, by Mr. Salerno (who, as indicated above, decided not to stand for re-election) and by each of the executive officers named in the Summary Compensation Table on page 26 who are not also nominees is set forth below.

Name	Shares Owned**
Frederic V. Salerno***	945
Joan S. Freilich	249,129
John D. McMahon	234,329
Stephen B. Bram	184,130
Louis L. Rana	41,961
Robert N. Hoglund	15,708

*	Includes, as of January 31, 2007, 226,000 shares underlying exercisable stock options, 59,000 shares underlying unexercisable stock options that were to become exercisable within 60 days and 14,920 vested restricted stock units. As of such date, Mr. Burke had no unvested restricted stock units that were to vest within 60 days.
**	Includes, as of January 31, 2007, shares underlying exercisable stock options and vested restricted stock units for: Mr. Salerno—stock options: none, restricted stock units: none; Ms. Freilich—stock options: 210,000, restricted stock units: 24,700; Mr. McMahon—stock options: 197,000, restricted stock units: 35,000; Mr. Bram—stock options: 172,000, restricted stock units: 11,640; Mr. Rana—stock options: 38,000, restricted stock units: 2,015; and Mr. Hoglund—stock options: none, restricted stock units: none. Also, for Mr. Hoglund includes 15,000 restricted stock units that were to vest within 60 days. These officers had no other restricted stock units that were to vest, and no unexercisable stock options that were to become exercisable, within 60 days of January 31, 2007.
***	Mr. Salerno also owned 6,756 deferred stock units as of January 31, 2007.

As of January 31, 2007, no Director or executive officer was the beneficial owner of any other class of equity securities of Con Edison or beneficially owned more than .37% of the total outstanding Common Stock. As of the same date, all executive officers and members of the Board as a group beneficially owned 2,078,433 shares of Con Edison Common Stock (including 1,592,000 shares underlying stock options that were exercisable or were to become exercisable within 60 days; 108,647 restricted stock units that were vested or were to become vested within 60 days; and 122,079 deferred stock units) representing .80% of Con Edison’s outstanding Common Stock. Each executive officer and member of the Board held his or her shares with sole voting power and sole investment power, except for the restricted stock units and deferred stock units (the holders of which have no voting rights or investment power) and shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person.

Stock Ownership Guidelines—Directors and Officers

Con Edison has stock ownership guidelines for Directors under which each Director is to own shares with a value equal to three times the annual director retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year. The Company has guidelines for officers under which Con Edison’s Chief Executive Officer is to own shares equal to three times base salary; the officers serving in the other executive officer positions shown in the Summary Compensation Table are to each own shares equal to two times base salary; and Con Edison of New York’s senior vice presidents and the presidents of Con Edison’s competitive energy businesses are to each own shares equal to one times base salary. For purposes of the guidelines, share ownership includes the Directors’ deferred stock units and the officers’ vested restricted stock units. Directors and officers have five years to meet the guidelines. The officers covered by the guidelines are expected to retain for at least one year a minimum of 25 percent of the net shares acquired upon exercise of stock options and 25 percent of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until their holdings of Company stock equal or exceed their applicable ownership guidelines. The one-year period shall be measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable. For these purposes, “net shares” shall mean the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company to file reports of ownership and changes in ownership of the equity securities of the Company and its subsidiaries with the Securities and Exchange Commission and to furnish copies of these reports to the Company, within specified time limits. Based upon its review of the reports furnished to the Company for 2006 pursuant to Section 16(a) of the Act, the Company believes that all of the reports were filed on a timely basis, except for two reports, which were inadvertently filed late: for Sally Hernandez (Director), relating to the voluntary deferral of meeting fees into 42 deferred stock units and for Hyman Schoenblum (retired Vice President of Corporate Planning), relating to a cash-out of 105 shares in the Company’s Stock Purchase Plan.

Board Members’ Attendance

During 2006 each incumbent member of the Board attended more than 75 percent of the combined meetings of the Board of Directors and the Board Committees on which he or she served.

Directors are expected to attend the Annual Meeting. Eleven of the twelve Directors attended the 2006 annual meeting of stockholders.

Corporate Governance

Con Edison’s corporate governance documents, including its Corporate Governance Guidelines, the charters of the Audit, Corporate Governance and Nominating and Management Development and Compensation Committees, and the Code of Ethics are available on the Company’s website at http://www.coned.com/investor/governance_documents.asp. Con Edison stockholders may obtain printed copies of these documents by contacting the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Code of Ethics applies to all Directors, officers and employees. Con Edison intends to post on its website any material amendments to its Code of Ethics and a description of any waiver from a provision of the Code of Ethics granted by the Board to any Director or executive officer of Con Edison within four business days after such amendment or waiver.

Related Person Transactions and Policy

The Company has adopted a written policy for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the Corporate Governance and Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair will be provided to the full Committee for its review in connection with a regularly scheduled Committee meeting.

The Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and the Company’s Director independence standards; and

•

contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than both $1 million and 2% of the organization’s consolidated gross annual revenues.

At least annually, a summary of new transactions covered by the standing pre-approvals described above will be provided to the Committee for its review.

In 2006, Ms. Futter’s brother received $160,289 for providing legal services to Con Edison of New York and will provide such legal services in 2007. The provision of these services by Ms. Futter’s brother was approved and ratified by the Committee.

Board Members’ Independence

The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the New York Stock Exchange’s listing standards: Mr. Calarco, Dr. Campbell, Mr. Davis, Mr. Del Giudice, Ms. Hernandez, Dr. Likins, Mr. Salerno, Mr. Sutherland and Mr. Volk.

To assist it in making determinations of Director independence, the Board has adopted independence standards, which are set forth in its Corporate Governance Guidelines, available on the Company’s website at http://www.coned.com/investor/pdfs/Guidelines.pdf. Under these standards, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent; provided, however, that if a director has any relationship that would be required to be disclosed as a related person transaction under Securities and Exchange Commission rules, that relationship may not be treated as categorically immaterial and must be specifically considered by the Board in assessing the director’s independence:

(i)	(A) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not participate in the firm’s audit, assurance or tax compliance practice; or (B) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit while at the firm;

(ii)	the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;

(iii)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater;

(iv)	the Director is a partner or the owner of 5% or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater;

(v)	the Director is a partner, the owner of 5% or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater; and

(vi)	the Director or an immediate family member is a director or an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1 million, or 2% of such organization’s consolidated gross revenues, whichever is greater.

In assessing independence, the Board considered that certain Directors (Dr. Campbell and Messrs. Davis, Sutherland and Volk) are affiliated with organizations that do business with Con Edison. Con Edison made payments for property or services to these organizations in 2006. However, in each case, the payments made by Con Edison were less than 2% of the recipient organization’s consolidated gross revenues and fell significantly below the thresholds in paragraphs (iii) and (iv) of Con Edison’s Director independence standards disclosed above.

In assessing independence, the Board also considered that Dr. Campbell and one of his family members are executive officers of, or serve in a similar capacity for, non-profit organizations that received contributions from Con Edison in 2006. In addition, the Board considered that Dr. Campbell and Messrs. Davis, Del Giudice and Volk are directors of, or serve in a similar capacity for, such non-profit organizations. Because no organization received contributions of more than $80,000, in each case, the amount of the contributions fell significantly below the threshold in paragraph (vi) of Con Edison’s Director independence standards.

Standing Committees of the Board

The Audit Committee, composed of four independent Directors (currently Mr. Calarco, Chair; Mr. Del Giudice; Mr. Salerno and Mr. Sutherland), is responsible for the appointment of the independent accountants for the Company, subject to stockholder approval at the Annual Meeting. The Committee also meets with the

Company’s management, including Con Edison of New York’s General Auditor and General Counsel, and the Company’s independent accountants, several times a year to discuss internal controls and accounting matters, the Company’s financial statements, filings with the SEC, earnings press releases and the scope and results of the auditing programs of the independent accountants and of Con Edison of New York’s internal auditing department. Each member of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Board of Directors has determined that each Director on the Audit Committee is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K and is “independent” as such term is defined in Rule 10A-3 under the Securities and Exchange Act of 1934. The Audit Committee held eight meetings in 2006.

The Corporate Governance and Nominating Committee, composed of five independent Directors (currently Mr. Del Giudice, Chair; Mr. Calarco; Dr. Campbell; Ms. Hernandez; and Dr. Likins), annually evaluates each Director’s individual performance when considering whether to nominate the Director for re-election to the Board and is responsible for recommending candidates to fill vacancies on the Board. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of Board members as well as other corporate governance matters, including Board independence criteria and determinations and corporate governance guidelines. All of the members of the Committee are “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Corporate Governance Guidelines provide that the Board of Directors consists of a substantial majority of Directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards described in the Guidelines under “Board Members’ Independence” beginning on page 9. Among its duties, the Committee reviews the skills and characteristics of Director candidates as well as their integrity, judgment, business experience, areas of expertise and availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity. The Committee retains a professional search firm to identify director candidates. The Committee considers candidates recommended by stockholders. Stockholder recommendations for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve. The Corporate Governance and Nominating Committee held four meetings in 2006.

The Environment, Health and Safety Committee, composed of four non-management Directors (currently Ms. Futter, Chair; Mr. Davis; Ms. Hernandez; and Dr. Likins), provides advice and counsel to the Company’s management on corporate environment, health and safety policies and on such other environment, health and safety matters as from time-to-time the Committee deems appropriate; reviews significant issues relating to the Company’s environment, health and safety programs and its compliance with environment, health and safety laws and regulations; and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment, health and safety. The Environment, Health and Safety Committee held four meetings in 2006.

The Executive Committee, composed of Mr. Burke, the Chairman of the Board and of the Committee, and four non-management Directors (currently Mr. Del Giudice; Dr. Likins; Mr. McGrath and Mr. Volk), may exercise during intervals between the meetings of each Board all the powers vested in the Board, except for certain specified matters. The Executive Committee held one meeting in 2006.

The Finance Committee, composed of six non-management Directors (currently Mr. Volk, Chair; Mr. Davis; Ms. Hernandez; Dr. Likins; Mr. Salerno and Mr. Sutherland), reviews and makes recommendations to the Board with respect to the Company’s financial condition and policies, its dividend policy, bank credit arrangements, financings, investments, capital and operating budgets, major contracts and real estate transactions and litigation and other financial matters and reviews financial forecasts. The Finance Committee held ten meetings in 2006.

The Management Development and Compensation Committee, composed of five independent Directors (currently Dr. Campbell, Chair; Mr. Calarco; Mr. Del Giudice; Ms. Hernandez; and Mr. Salerno), makes recommendations to the Board relating to officer and senior management appointments, and establishes, reviews and administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its equity plans and annual incentive plans (including reviewing and approving grants) and review and approve annually all compensation decisions relating to executives.

To assist the Committee in its compensation decisions, it retains an independent compensation consultant (as discussed below). Management and the consultant provide the Committee with compensation information. In addition, the Chief Executive Officer also makes recommendations to the Committee with respect to the base salary, annual incentive awards and long term incentive awards to be made to other executives. The Committee reviews the Chief Executive Officer’s recommendations on executive compensation, and sets and determines the Chief Executive Officer’s compensation, in executive sessions. The Committee holds executive sessions at each Committee meeting where such compensation decisions are considered.

The Committee has the authority under its Charter to engage the services of outside advisors, experts and others to assist it. In accordance with this authority, the Committee engages Mercer Human Resources Consulting, an independent outside compensation consultant, to advise it on all matters related to CEO and executive compensation. In 2006, the consultant attended four Committee meetings. The Company’s Human Resources department also supports the Committee in its work. Additional information about the Company’s processes and procedures for the consideration and determination of executive and director compensation is included in the “Compensation Discussion and Analysis” that appears below.

In addition, the Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the executive management of the Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”), and reviews and makes recommendations with respect to benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. Each of the members of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards. The Management Development and Compensation Committee held six meetings in 2006.

The Planning Committee, composed of eight non-management Directors (currently Ms. Hernandez, Chair; Mr. Calarco; Mr. Davis; Mr. Del Giudice; Ms. Futter; Dr. Likins; Mr. McGrath and Mr. Volk), reviews and makes recommendations to the Board regarding long-range planning for the Company. The Planning Committee held two meetings in 2006.

Compensation Committee Interlocks and Insider Participation

Mr. Calarco, Dr. Campbell (Chair), Mr. Del Giudice, Ms. Hernandez and Mr. Salerno were on Con Edison’s Management Development and Compensation Committee in 2006. The Company believes that there are no interlocks with the members who serve on this Committee.

Communications with the Board of Directors

Interested parties may communicate directly with the members of the Board of Directors, including the non-management Directors as a group, by writing to them, in care of the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Secretary will forward all communications to the Director or the Directors indicated.

Report of the Audit Committee

The Company’s Audit Committee consists of four independent Directors. Each member of the Audit Committee meets the qualifications required by the New York Stock Exchange and Securities and Exchange Commission. The current charter of the Audit Committee is available at http://www.coned.com/investor/governance_documents.asp.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2006. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with PwC its independence and qualifications. The Audit Committee also has considered whether the provision of limited non-audit services to the Company is compatible with the independence of PwC and concluded that it was.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Vincent A. Calarco

Michael J. Del Giudice

Frederic V. Salerno

L. Frederick Sutherland

Fees Paid to PricewaterhouseCoopers LLP

Fees paid or payable to PwC for services related to 2006 and 2005 are as follows:

	2006	2005
Audit Fees	$4,063,900	$3,694,216
Audit-Related Fees (a)	511,532	434,750
Tax Fees	—	—
All Other Fees (b)	40,200	13,800

TOTAL FEES	$4,615,632	$4,142,766

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of the Company’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2006 and 2005 are fees for audits of the Company’s pension and other benefit plans.
(b)	Relates to permissible fees other than those described above. The major items included in All Other Fees are software-licensing and seminar fees.

The Audit Committee, or as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to the Company and its subsidiaries by its independent accountants.

MANAGEMENT PROPOSAL

(Item 2 on Proxy Card)

Proposal No. 2—Ratification of the Appointment of PricewaterhouseCoopers LLP (“PwC”) as Independent Accountants for the Year 2007.

At the Annual Meeting, as a matter of sound corporate governance, stockholders will be asked to ratify the selection of PwC as independent accountants for the Company for the year 2007. If the selection of PwC is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants.

PwC has acted as independent accountants for the Company for many years. The Audit Committee’s charter provides that at least once every five years, the Audit Committee will evaluate whether it is appropriate to rotate the Company’s independent accountants.

Before the Audit Committee determined to appoint PwC, it considered the firm’s qualifications. This included a review of PwC’s performance in prior years, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee also reviewed a report provided by PwC regarding its quality controls, inquiries or investigations by governmental or professional authorities and independence.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board Recommends a Vote FOR Proposal No. 2.

Adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock voted on the proposal at the Annual Meeting.

STOCKHOLDER PROPOSAL

(Item 3 on Proxy Card)

Proposal No. 3—Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Common Stock, has submitted the following proposal:

“RESOLVED: That the stockholders recommend that the Board take the necessary steps that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

The statement made in support of this proposal is as follows:

“In support of such proposed Resolution it is clear that the stockholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the stockholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

“Last year the owners of 17,561,991 shares, representing approximately 16.4% of shares voting, voted FOR this proposal.

“If you AGREE, please mark your proxy FOR this proposal.”

The Board of Directors Recommends That You Vote AGAINST Proposal No. 3 for the Following Reasons:

Disclosure of executive compensation is governed by the Securities and Exchange Commission’s proxy solicitation rules. In accordance with those rules, Con Edison currently provides information on pages 16 through 52 of the Proxy Statement concerning compensation for its highest paid executive officers. The employment agreements for the only executive officers (Messrs. Burke and McMahon) who would be covered by the proposal are described in footnote 1 to the tables under “Potential Payments Upon Termination of Employment or Change in Control” on pages 41 and 44, respectively, of the Proxy Statement. Therefore, the proposal would not result in any additional disclosure in the Proxy Statement.

The Board of Directors Recommends a Vote AGAINST Proposal No. 3.

Adoption of the preceding stockholder proposal (Proposal 3) requires the affirmative vote of a majority of shares of Common Stock voted on the proposal at the Annual Meeting.

EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”), is composed of five independent Directors. The Committee establishes, reviews and administers the Company’s executive compensation program for the Chief Executive Officer and the other members of senior management, including the named executive officers listed on the Summary Compensation Table, and determines the compensation of such officers.

The Committee has reviewed and discussed the Compensation Discussion and Analysis report (the “CD&A”) for 2006 with management of the Company. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Management Development and Compensation Committee:

George Campbell, Jr. (Chair)

Vincent A. Calarco

Michael J. Del Giudice

Sally Hernandez

Frederic V. Salerno

COMPENSATION DISCUSSION AND ANALYSIS REPORT

Introduction

This section provides management’s discussion and analysis of (i) the general compensation philosophy, objectives and policies of the executive compensation program (the “Program”) of Consolidated Edison, Inc. (the “Company”) and (ii) the decisions made by the Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) in setting and determining 2006 compensation for the Chief Executive Officer (the “CEO”) and the other executive officers named in the Summary Compensation Table set forth on page 26 of the Proxy Statement (the “Named Executive Officers”).

General Compensation Philosophy

The Program is designed to align compensation paid to officers of the Company (including the Named Executive Officers) with the performance of the Company on both a short-term and long-term basis, and to assist the Company in attracting and retaining key executives critical to its long-term success. The Program provides a mix of cash and equity-based compensation opportunities, with a significant portion of such compensation structured to provide an appropriate balance between the long-term and short-term performance of the Company. In this way, the Program seeks to reward Named Executive Officers for creating value for the Company’s shareholders. The Program consists of the following components:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term incentive compensation; and

•	Retirement and welfare benefits.

The Program seeks to emphasize Company-wide compensation programs over individual compensation arrangements. The Program also seeks to provide base salary, target annual cash incentive awards and target long-term incentive award values that are competitive with median levels of compensation provided by a peer group of companies that reflect the nature of the Company’s business and its gross revenue, based on available survey data. Taking into consideration recommendations from its independent compensation consultant, Mercer Human Resources Consulting, the Committee adopted a peer group for 2006 (the “2006 Compensation Peer Group”). The 2006 Compensation Peer Group includes the following companies: Cinergy Corp., CMS Energy Corporation, Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Entergy Corporation, FirstEnergy Corp., FPL Group, Inc., PG&E Corporation, Reliant Energy Inc., The Southern Company and TXU Corp.

For 2007, the Committee, taking into consideration the recommendations from Mercer Human Resources Consulting, adopted an industry peer group of twenty publicly-traded utility companies of comparable size and scope to the Company (the “2007 Compensation Peer Group”) for the purposes of assessing compensation levels, as well as measuring relative returns for the vesting of performance restricted stock unit awards. For 2007, the peer group will include the following companies: Ameren Corporation, American Electric Power Company, Inc., CenterPoint Energy Inc., Constellation Energy Group Inc., Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Entergy Corporation, Exelon Corporation, First Energy Corp., FPL Group, Inc., NiSource Inc., Pepco Holdings Inc, PG&E Corporation, PPL Corporation, Progress Energy, Inc., Sempra Energy, The Southern Company, Inc. and Xcel Energy Inc.

In addition to considering survey data provided by the independent compensation consultant, the Committee also considers the following factors in setting base salary, target annual cash incentive compensation and target long-term incentive award values for the Named Executive Officers: (i) recommendations from the CEO for the Named Executive Officers (other than the CEO) based on their individual performance, experience and potential to contribute towards Company performance; (ii) the individual performance of the Named Executive Officers, their potential contribution towards the Company’s long-term performance and the scope of their individual responsibilities and (iii) whether the components of a Named Executive Officer’s compensation align with the Program’s overall objective to link compensation to key measures of the Company’s long-term performance and the delivery of shareholder value.

Integral to the Program’s compensation philosophy is the objective to award “at risk”, performance-based compensation. A significant percentage of total direct compensation (i.e., base salary, target annual cash incentive compensation and the target value of long-term incentive compensation awards) awarded to the Named Executive Officers for 2006 takes the form of performance-based compensation.

For 2006, the Committee determined that the total direct compensation awarded to the Named Executive Officers was consistent with the objectives of the Program and that such compensation was reasonable.

Committee Actions with Respect to Named Executive Officer Compensation

The following discusses the key elements of the Program, the principles and objectives behind the design of the Program and the actions taken by the Committee for 2006 with respect to the individual elements of compensation awarded to the Named Executive Officers.

Base Salary

A portion of each Named Executive Officer’s annual cash compensation is paid in the form of base salary. Base salary is reviewed on an annual basis to recognize individual performance, as well as at the time of a promotion or other change in responsibilities. Merit increases normally take effect on January 1st of each year.

The Committee determines the annual rate of base salary for each Named Executive Officer based on an evaluation of the individual’s performance, experience, scope of responsibilities, level of pay compared to executives holding equivalent positions in the 2006 Compensation Peer Group as provided in the survey data and, for each Named Executive Officer (other than the CEO), recommendations of the CEO.  Effective January 1, 2006, base salary merit increases for the Named Executive Officers as a group increased by an average of 5.5% over year-end 2005 base salaries. This included increases for Messrs. Burke and Rana, reflecting their recent promotions, and whose base salaries were below a reasonable range of the median of base salary paid to executives holding equivalent positions in the 2006 Compensation Peer Group. The 2006 base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 26 of the Proxy Statement.

While the Committee does not target base salary levels to a specific level, for 2006, the Committee determined that the base salaries of the Named Executive Officers (other than Mr. McMahon) were generally within a reasonable range of the median of base salary paid to executives holding equivalent positions in the 2006 Compensation Peer Group. Mr. McMahon’s position is unique to the Company because of management’s decision, with the Committee’s agreement, to rotate Mr. McMahon’s job position. There are no equivalent executive positions in the 2006 Compensation Peer Group for comparison purposes. Although appropriate survey data are not available, the Committee has determined that Mr. McMahon’s base salary level is reasonable and appropriate.

Annual Incentive Plans

A significant portion of the annual cash compensation paid to the Named Executive Officers is directly related to Company performance and factors that influence shareholder value. The Committee grants officers (including the Named Executive Officers) the opportunity to earn annual cash incentive awards based on the satisfaction of certain financial and operating objectives established under the following annual incentive plans adopted by the Company and its subsidiaries: (i) the 2005 Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) Executive Incentive Plan (“EIP”), (ii) the Orange and Rockland Utilities, Inc. (“O&R”) Annual Team Incentive Plan (“ATIP”) and (iii) the Consolidated Edison, Inc. Annual Incentive Plan (“AIP”) (collectively, the “Annual Incentive Plans”). Each of the Named Executive Officers participates in the EIP, except for Mr. McMahon, who participates in the ATIP and Mr. Bram, who participates in the AIP. The Named Executive Officers who participate in the ATIP and the AIP do so because their financial and operating objectives are directly linked to their performance with the subsidiaries that have adopted the ATIP and AIP.

The award amount paid under the EIP is based on an award pool approved by the Committee. For 2006, management recommended, and the Committee approved, a target incentive pool under the EIP based on the satisfaction of certain financial objectives and operating objectives that the Committee determined would make a significant contribution to shareholder value. With respect to the ATIP, the Board of Directors of O&R approved a target incentive pool based on the satisfaction of certain financial objectives and operating objectives that would make a significant contribution to shareholder value.

With respect to the EIP, the target incentive pool is determined based on a percentage of the annual base salary of each participant. The target incentive pool is then adjusted based on the achievement of a level of (i) Con Edison of New York’s net income, (ii) performance within Con Edison of New York’s operating budget and (iii) certain operating objectives including safety, operational, customer satisfaction, environmental and employee development. The objectives were assigned the following weightings in determining the EIP target incentive pool, Con Edison of New York’s net income—50%, performance within Con Edison of New York’s operating budget—20% and certain operating objectives including safety, operational, customer satisfaction, environmental and employee development—30%. With respect to the ATIP, the target incentive pool is determined based on a percentage of the annual base salary of each participant. The target incentive pool is then adjusted based on the achievement of a level of (i) O&R’s net income—50%, (ii) performance within O&R’s operating budget—20% and (iii) certain operating objectives including safety, operational and customer satisfaction—30%. The Committee retains the right to adjust the overall award pools for the EIP and ATIP (upward or downward) in its discretion. Once established, such award pools may not be exceeded.

Once the award pools are established for the EIP and the ATIP, the amounts of the annual incentive awards are determined as a percentage of a Named Executive Officer’s base salary. For 2006, the Committee set the range of the annual incentive awards that each Named Executive Officer (other than Mr. McGrath and

Ms. Freilich, who pursuant to their employment agreements received percentage award levels for 2006 that were the same as their respective percentage award levels for 2005) would be eligible to receive based on the individual’s experience, potential contribution to the Company and a review of comparable positions in the 2006 Compensation Peer Group. The awards are designed to provide a competitive level of compensation if the Named Executive Officer achieves the target financial and operating objectives (as discussed below) established by the Committee. With respect to the AIP, Mr. Bram’s annual incentive award is determined as a percentage of his or her base salary, based on the satisfaction of certain financial objectives and operating objectives recommended by the CEO and approved by the Committee that make a significant contribution to shareholder value. Prorated changes in annual incentive award levels can occur during the fiscal year if the Committee determines that a change in a Named Executive Officer’s salary grade level warrants such a change. Pursuant to the terms of the Annual Incentive Plans, the Committee has the discretion to adjust (upward or downward) the annual incentive awards actually paid to a Named Executive Officer.

For 2006, the Committee focused annual incentive awards so that payouts under the Annual Incentive Plans are determined based on performance measures that deliver shareholder value. The Committee established financial and operating objectives for the Named Executive Officers (other than Mr. McGrath and Ms. Freilich). These objectives included the following items, depending on each Named Executive Officer’s role in the Company or one of its subsidiaries and his or her level of responsibility:

•

Financial objectives—Based on the Annual Incentive Plans in which the Named Executive Officer was participating, he or she was subject to the following performance objectives. With respect to the EIP, Con Edison of New York’s net income and performance within Con Edison of New York’s operating budget. With respect to the ATIP, O&R’s, net income and performance within O&R’s operating budget. With respect to the AIP, increase in energy sales, gross margins and the financial performance of the electric generating plants within the Company’s competitive energy businesses.

•

Operating objectives—Based on the Annual Incentive Plans in which the Named Executive Officer was participating, the officer was subject to the following non-financial performance objectives applicable to the entity employing such officer. With respect to the EIP, safety performance, electric network system availability, electric non-network system availability, steam system operation, generation stations, forced outages, promoting customer service, customer satisfaction surveys, environmental performance and employee development. With respect to ATIP, safety performance, promoting customer service and customer satisfaction surveys. With respect to the AIP, promoting customer service, employee development and environmental performance.

For each Named Executive Officer, his or her specific objectives were weighted according to the extent to which such officer was responsible for delivering the results on the objectives. For 2006, the weightings assigned to the objectives for each Named Executive Officer were set as follows:

•	For Messrs. Burke, Hoglund and Rana, Con Edison of New York’s net income—15%, performance within Con Edison of New York’s operating budget—20%, operating objectives—25% and individual performance—40%.

•	For Mr. McMahon, O&R’s net income—50%, performance within O&R’s operating budget—20% and operating objectives—30%.

•

For Mr. Bram, the Committee did not assign any specific weightings to the financial and operating objectives that it considered in determining his 2006 bonus under the AIP. The Committee considered the financial performance of the competitive energy businesses and the operating objectives for the businesses as a whole in determining whether the performance levels that were achieved made a significant contribution to shareholder value.

The range of each Named Executive Officer’s potential annual incentive award is set forth on the Grants of Plan-Based Awards Table on page 30 of the Proxy Statement. Named Executive Officers receive their respective annual incentive award if the Committee determines that the relevant performance measures assigned to each

Named Executive Officer are met. Named Executive Officers receive their threshold incentive award if the threshold performance measures assigned to each Named Executive Officer are met; and they receive their maximum incentive award if the maximum performance measures assigned to them are met. Incentive awards are interpolated to reflect the satisfaction of performance measures between the threshold, target and maximum levels.

In January 2007, the Committee evaluated and determined whether the applicable financial and operating objectives and other terms and conditions of the annual incentive awards under the respective Annual Incentive Plans were satisfied. In assessing performance against the objectives, the Committee considered actual results presented by management against the specific targets associated with each objective for purposes of establishing the target incentive pools under the EIP and ATIP and determining the annual incentive award payouts under the Annual Incentive Plans. Based on the Committee’s evaluation, for 2006, the Committee set the incentive pools for the EIP and ATIP at 75.5% and 99.2% of target, respectively. Incentive award payouts to Messrs. Burke, Hoglund and Rana under the EIP were between 75.5% and 85.6% of their respective target incentive awards, and, in the case of Mr. McMahon, 94% of his target incentive award under the ATIP. With respect to Mr. Bram, the Committee increased Mr. Bram’s target incentive bonus from 50% of his base salary to 60% and paid out his annual incentive award under the AIP at 100% of his revised target incentive award in recognition of the superior performance of the Company’s competitive energy businesses. The actual incentive awards paid to each Named Executive Officer for 2006 are set forth on the Summary Compensation Table on page 26 of the Proxy Statement.

Over the past three years, the amounts awarded to all participants as a group under the EIP and the ATIP ranged from 75% to 112% and from 95% to 106% of target awards, respectively.

Long-Term Incentive Compensation

Executives are eligible to receive equity-based awards under the Company’s Long-Term Incentive Plan (the “LTIP”). Pursuant to the LTIP, the Committee may grant (i) stock options, whereby an individual may acquire one share of Company common stock for each option granted and (ii) restricted stock units, including restricted stock units providing for the right to acquire one share of Company common stock (or a cash payment equal to the fair market value of one share of Company common stock) for each restricted stock unit granted, subject to the satisfaction of certain pre-established performance objectives (“Performance RSU”).

It is the Committee’s practice to make annual grants of equity-based awards under the LTIP to the Company’s officers (including the Named Executive Officers) at its January meeting when compensation decisions for the upcoming fiscal year are made for Named Executive Officers. It is the Committee’s practice at its January meeting to authorize the CEO to make annual grants under the LTIP to the Company’s employees (other than officers) effective each April. In 2006, 938 employees received awards under LTIP. In 2006, the long-term compensation program for the Named Executive Officers consisted of nonqualified stock options and/or Performance RSUs.

Stock Option Awards

Pursuant to the terms of the LTIP, the exercise price of a stock option is the closing price of a share of Company common stock on the New York Stock Exchange on the trading day immediately prior to the grant date. On January 18, 2006, the Committee granted stock options to Named Executive Officers effective as of January 19, 2006 with an exercise price equal to the closing price of a share of Company common stock on January 18, 2006.

Stock options will have value only if the market price of the Company’s common stock exceeds the exercise price of the stock option. The exercise price cannot be reduced. The stock option grants vest in their entirety on the third anniversary of the option grant date and remain exercisable until the tenth anniversary of the option grant date.

For 2006, the Named Executive Officers were awarded the number of stock options shown in the Grants of Plan Based Awards Table on page 30 of the Proxy Statement.

Performance RSU Awards

In 2006, the Committee awarded Performance RSUs for the 2006-2008 performance period (the “Performance Period”). Actual payouts of the Performance RSUs, if any, will be determined by a non-discretionary formula as follows: 50% of the Performance RSUs will vest based on the average EIP payout over the Performance Period (or, in the case of Mr. McMahon, the average payout under the ATIP and, in the case of Mr. Bram, his payout under the AIP). Payouts under the Annual Incentive Plans over the Performance Period measure the Company’s achievement of its annual performance objectives. The remaining 50% of the Performance RSUs will vest based on the cumulative change in Company shareholder returns over the Performance Period compared with the Standard & Poor’s (S&P) Electric Utilities Index as constituted on the date of grant. The Committee chose the S&P Electric Utilities Index to provide a transparent measure of the Company’s relative shareholder returns. In the event that the companies that make up the S&P Electric Utilities Index change during the Performance Period, the Committee will use the Index as constituted on the date of grant (except in the case of a business combination of entities that make up the S&P Electric Utilities Index, in which case the surviving entity reflected in the Index will be used).

If the Company’s performance in shareholder returns over the Performance Period compared with the S&P Electric Utility Index is below the target level, then the full 50% of the Performance RSUs will not be earned. If Company performance falls below the 25th percentile as compared to the S&P Electric Utilities Index, then the Named Executive Officer will receive 0% of the Performance RSUs that vest based on the Company’s performance in shareholder returns. Likewise, if the Company’s performance in EIP payouts (or, in the case of Messrs. McMahon and Bram, the ATIP payouts and the AIP payouts, respectively) over the Performance Period is below the target level of payouts under the Annual Incentive Plans for such period, then the full 50% of the Performance RSUs will not be earned. Results will be interpolated based on the performance levels achieved.

Actual payout of the Performance RSU awards to the Named Executive Officers (other than Mr. McGrath and Ms. Freilich) may vary from zero up to a maximum of 141% of such award, based on actual performance over the Performance Period. The maximum payout of the Performance RSU awards represents an average of the maximum payout of the Performance RSU awards that vest based on payouts from the Annual Incentive Plans (132%) and the maximum payout of the Performance RSU awards that vest based on the cumulative change in shareholder returns (150%). The number of Performance RSUs that the Named Executive Officers may earn at the end of the Performance Period is shown in the Grants of Plan-Based Award Table on page 30 of the Proxy Statement.

For 2006, the Committee determined that, generally, the value of long-term incentive awards should be divided between stock options and Performance RSUs based on the Committee’s assessment that the mixture of stock options and Performance RSUs achieved the Program’s objectives of tying incentive compensation to Company performance and delivering shareholder value. The Committee also determined that this blended structure focused Named Executive Officers on increasing shareholder value and emphasizes the importance of relative performance as compared to the 2006 Compensation Peer Group. The Committee determines the target long-term incentive award value for each Named Executive Officer through an analysis of the value of awards granted to executives holding equivalent positions in the 2006 Compensation Peer Group and the Named Executive Officer’s experience level and potential contribution to the performance of the Company.

In 2006, Messrs. McGrath and Bram and Ms. Freilich received awards consisting solely of Performance RSUs. Pursuant to the terms of their employment agreements, Mr. McGrath and Ms. Freilich were granted Performance RSUs (which were paid out at target upon their retirement in 2006). The Committee determined that, based on Mr. Bram’s remaining service period and his corporate responsibilities, the Program’s objectives would be better satisfied by granting him long-term incentive awards consisting of Performance RSUs only.

For 2007, the Committee reviewed the long term incentive compensation element of the Program and determined that its objective of increasing shareholder value by emphasizing the importance of relative performance would be better served by granting long-term incentive awards consisting solely of Performance RSUs. The rationale behind the change included the lower price volatility of the Company’s common stock due to an emphasis on dividends, changes in accounting rules that now require recognition of compensation expense when stock options are granted at fair value and higher perceived value among employees of long term incentive awards consisting of restricted stock. The Committee also determined that, for Performance RSUs granted in 2007, the 2007 Compensation Peer Group would replace the S&P Electric Utilities Index for purposes of measuring the Company’s relative performance in generating shareholder returns. The rationale behind the change included the consistency of using one comparator group to assess both the competitiveness of compensation awarded to the Named Executive Officers and to determine how the Company performed over a specific performance period in generating returns for shareholders. In addition, as the Company ceased being a component of the S&P Electric Utilities Index in 2005, the 2007 Compensation Peer Group represents a comparator group of companies that compete in similar industry segments as the Company and more closely approximate the size of the Company and should be a more effective measure of the Company’s relative performance in generating shareholder returns.

Each January, following the end of the relevant performance period for each outstanding Performance RSU award, the Company’s achievement of the performance measures is determined by management and presented to the Committee. The Committee then evaluates and approves the Company’s performance relative to the performance measures and pays out the Performance RSUs in either cash and/or shares of Company common stock (as elected by the executive) based on the attainment of such performance measures.

In January 2007, the Committee evaluated the Company’s performance with respect to the Performance RSUs for the 2004-2006 Performance Period. The Committee determined that the Company did not meet the threshold level of performance in shareholder returns over the Performance Period as compared to the S&P Electric Utility Index and none of the Performance RSUs were paid out on this basis. With respect to the remaining 50% of the Performance RSUs, the Committee determined that, based on the Company’s performance under the Annual Incentive Plans, such Performance RSUs were paid out to the Named Executive Officers at the following percentage of target levels: Messrs. Burke and Rana—87.5%, Mr. McMahon—100.1% and Mr. Bram—92.7%. The number of Performance RSUs actually paid out to each Named Executive Officer are shown in the Option Exercises and Stock Vested table set forth on page 33 of the Proxy Statement.

The average payout for all Performance RSUs awarded in 2004, the first year of such awards and the only year for which awards have vested, was 50.1% of the target Performance RSUs awarded (excluding awards to Mr. McGrath and Ms. Freilich which were paid out at target upon their retirement pursuant to their respective employment agreements).

Retirement and Welfare Benefits

The Program provides employees with a range of retirement and welfare benefits that reflects the competitive practices of the industry and assists the Company in attracting, retaining and motivating employees critical to the Company’s long term success. Named Executive Officers are eligible for benefits under the following plans, (i) the Consolidated Edison Retirement Plan (the “Retirement Plan”) and, its related supplemental plan, the Con Edison of New York Supplemental Retirement Income Plan (the “SRIP”), (ii) the Con Edison Thrift Savings Plan (the “Savings Plan”) and, its related supplemental plan, the Con Edison of New York Deferred Income Plan (the “DIP”) and (iii) the Con Edison Stock Purchase Plan (the “Stock Purchase Plan”). The Program also provides Named Executive Officers with welfare benefits such as medical, dental and life insurance and disability coverage under a flexible benefits plan. Certain officers, including the Named Executive Officers, also participate in the Con Edison of New York Officers’ Supplemental Medical Plan (the “Supplemental Medical Plan”), and receive perquisites and personal benefits as described in the “All Other Compensation” column of the Summary Compensation Table on page 26 of the Proxy Statement.

The following is a brief summary of the retirement and welfare benefits provided under the Program.

Health and Welfare Plans

Active employee benefits such as medical, dental, life insurance and disability coverage are available to all employees of the Company’s subsidiaries through the Company’s flexible benefits plan. Employees contribute towards the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Under the flexible benefits plan, employees, including the Named Executive Officers, can purchase a higher level of coverage than that provided to employees generally.

Officers, including the Named Executive Officers, are eligible to participate in the Supplemental Medical Plan. The plan supplements medical and hospital benefits provided to officers under the Company’s medical program. Officers contribute towards a portion of the cost of the Supplemental Medical Plan on an after-tax basis. The Supplemental Medical Plan provides officers with the option to continue their participation following retirement.

Retirement Plans

The Retirement Plan, a tax-qualified retirement plan, covers substantially all the Company’s employees. The Retirement Plan is described in the narrative to the Pension Benefits Table on page 35 of the Proxy Statement. All employees whose benefits under the Retirement Plan are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the SRIP. The SRIP is also described in the narrative to the Pension Benefits Table.

The estimated retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table.

Company Savings Plan

The Savings Plan, a tax-qualified retirement plan, covers substantially all of the Company’s employees. All employees whose benefits under the Savings Plan are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the DIP. The Savings Plan and the DIP are described in the narrative to the Nonqualified Deferred Compensation Table on page 36 of the Proxy Statement.

Company matching contributions allocated to the Named Executive Officers under the Savings Plan and the DIP are included in the “All Other Compensation” column of the Summary Compensation Table on page 26 of the Proxy Statement.

Stock Purchase Plan

The Stock Purchase Plan covers substantially all of the Company’s employees and provides the opportunity to purchase shares of Company common stock. The Stock Purchase Plan is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Company matching contributions allocated to the Named Executive Officers under the Stock Purchase Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

In 2005, management retained a benefits compensation consultant to review the competitiveness of the benefits provided under the Retirement Plan and the Savings Plan with a peer group of utility companies that reflect the nature of the Company’s business and its gross revenues. Based on available survey data, the independent compensation consultant selected a comparator group comprised of American Electric Power Company, Inc., CenterPoint Energy, Inc., DTE Energy Company, Entergy Corporation, Exelon Corporation, Progress Energy, Inc., Public Service Enterprise Group Incorporated, Southern California Edison Company and The Southern Company (the “Benefits Group”). Based on the analysis prepared by management’s independent compensation consultant as presented to the Committee, the Committee determined that retirement benefits provided under the Retirement Plan were at the high end of the market range for employees in the Benefits Group covered by the traditional pension formula and at the low end of the range for employees in the Benefits Group covered by the cash balance formula; and that the benefits provided under the Savings Plan were within a reasonable range of the median for employees in the Benefits Group.

Perquisites and Personal Benefits

Pursuant to the Program, the Company provides certain executive officers, including the Named Executive Officers, with limited, specific perquisites that reflect the nature of the individual’s responsibilities and the competitive practices of the industry. The Committee reviews the level of perquisites and personal benefits annually.

Company Car

Each Named Executive Officer is provided a Company vehicle to assist the Named Executive Officer in connection with his or her business travel obligations. Named Executive Officers are also permitted to use the Company vehicle to commute to and from their offices and for other non business use. For total compensation purposes, with respect to personal use of a Company car by the Named Executive Officers, the prorated cost of the car is imputed as income to the respective Named Executive Officer. In addition, Messrs. Burke and Rana are also provided with a driver.

Financial Planning

Named Executive Officers may choose to receive financial planning services which include investment management services and financial or income tax advice. The Company has valued these benefits at the cost to the Company for the service.

Death Benefit and Supplemental Medical Plan

Executive officers, including the Named Executive Officers, receive a non-contributory death benefit under the DIP equal to one times a Named Executive Officer’s annual base salary at the time of death (or, if the executive is retired at the time of death, his or her annual rate of base salary at retirement) to supplement the group life insurance benefit of one times base salary provided to employees generally. The death benefit continues to be provided to executives following their termination of employment. The Company pays the full value of the death benefit from its general assets.

The Company also provides Named Executive Officers with coverage under the Supplemental Medical Plan, for which the Named Executive Officers pay a portion of the annual premiums. The Company values the benefits under the Supplemental Medical Plan at the incremental cost to the Company.

Supplemental Life Insurance and Tax Reimbursement for Mr. McGrath

As per Mr. McGrath’s employment agreement, the Company reimbursed Mr. McGrath (on a tax gross-up basis) for the premiums that he paid for a supplemental life insurance policy. The Company’s obligation to provide Mr. McGrath with the supplemental life insurance policy and the applicable tax reimbursement terminated upon his retirement on February 28, 2006. The Company valued the benefit at the cost to the Company.

The value of perquisites provided to each of the Named Executive Officers for 2006, based on the valuation methodology used for 2006, is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 26 of the Proxy Statement.

Severance and Change of Control Benefits

The Program provides for the payment of severance benefits upon certain types of employment terminations. Officers of the Company, including the Named Executive Officers (other than Messrs. Burke and

McMahon), are provided benefits under the Consolidated Edison Severance Program for Officers (the “Severance Plan”). The severance benefits payable to Messrs. Burke and McMahon are set forth in their respective employment agreements. The employment agreements for Messrs. Burke and McMahon are described in the narrative to the Potential Payments upon Termination of Employment or Change in Control Tables for Messrs. Burke and McMahon on pages 40 and 44, respectively of the Proxy Statement and the Severance Plan is described in the Potential Payments upon Termination of Employment or Change in Control Table for Mr. Bram on page 47 of the Proxy Statement. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. As set forth in greater detail in the narrative to the Potential Payments upon Termination of Employment or Change in Control tables, the Company’s change of control provisions in the employment agreements with Messrs. Burke and McMahon and the change of control provisions under the Severance Plan provide that payments may be made only in the event that the Named Executive Officer’s employment is terminated in connection with a change of control.

The estimated severance benefits that the Named Executive Officers would be entitled to receive under the Severance Plan (or, in the case Messrs. Burke and McMahon, their employment agreements) are set forth in the Potential Payments upon Termination of Employment or Change in Control Table for each of the respective Named Executive Officers.

Stock Ownership Requirements

The following stock ownership guidelines have been established for the Company’s officers. The CEO is to own shares of Company common stock equal to three times his base salary; Named Executive Officers (other than the CEO) are to each own shares equal to two times their base salary; and Con Edison of New York’s senior vice presidents and the presidents of Con Edison’s competitive energy businesses are to each own shares equal to one times his or her base salary. For purposes of the guidelines, “share ownership” is defined to include the officers’ vested restricted stock or restricted stock units. The officers covered by the guidelines are expected to retain for at least one year a minimum of 25 percent of the net shares acquired upon exercise of stock options and 25 percent of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until their holdings of common stock equal or exceed their applicable ownership guidelines. The one-year period is measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable. For these purposes, “net shares” means the shares remaining after sale of shares necessary to pay the related tax liability and, if applicable, exercise price. Officers subject to the guidelines have five years after their appointment to covered titles to meet the guidelines. In January 2007, based on information presented by management, the Committee determined that as of December 31, 2006, all Named Executive Officers have either met their ownership milestones or are making satisfactory progress towards their milestones.

Tax Implications

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the CEO and each of the other Named Executive Officers employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating Named Executive Officers in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to Named Executive Officers in excess of $1,000,000 may not be deductible under Section 162(m). For fiscal year 2006, $555,000 of the compensation paid to Mr. Burke, and $342,000 of the compensation paid to Mr. McMahon, was not deductible for federal income tax purposes.

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code sets forth the tax rules for the Company’s nonqualified deferred compensation arrangements. Although the final regulations from the Department of Treasury have yet to be issued, the Company believes it is operating such arrangements in good faith compliance with Section 409A.

Summary Compensation Table

The following table sets forth the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2006. The table also sets forth the compensation of Mr. McGrath and Ms. Freilich, the Chairman and the Vice Chairman, of the Company and Con Edison of New York until February 28, 2006 and November 30, 2006, respectively. The positions shown in the table are the officer’s positions with the Company or with the Company’s principal subsidiaries, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) or Orange and Rockland Utilities, Inc. (“O&R”) as of December 31, 2006.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total(6) ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	2006	$1,000,000	—		$676,531	$1,142,400	$755,000	$1,086,605	$60,024	$4,720,560

Robert N. Hoglund Senior Vice President and Chief Financial Officer	2006	$535,000	—		$456,211	$71,167	$229,100	$67,300	$35,389	$1,394,167

Stephen B. Bram Group President, Competitive Energy Businesses	2006	$615,000	$369,000	(11)	$607,417	—	—	$842,326	$59,915	$2,493,658

Louis L. Rana President and Chief Operating Officer	2006	$594,000	—		$120,549	$204,000	$386,800	$944,308	$80,100	$2,329,757

John D. McMahon President and Chief Executive Officer, O&R	2006	$665,000	—		$196,600	$232,560	$500,000	$487,792	$48,045	$2,129,997

Eugene R. McGrath (7) Chairman	2006	$257,167	$1,798,400	(8)	$6,775,704	—	—	$3,755,122	$187,277	$12,773,670

Joan S. Freilich (9) Vice Chairman	2006	$563,750	$292,600	(10)	$1,165,929	—	—	$1,342,229	$78,954	$3,443,462

Footnotes:

(1)	Bonuses were awarded for fiscal year 2006 and paid in January 2007.
(2)	In accordance with Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“FAS 123R”), all valuations are based on applying the assumptions used for the Company’s financial statements. See Note M to the financial statements in the Form 10-K. The terms applicable to the stock awards and the option awards granted for fiscal year 2006 are set forth on the “Grant of Plan-Based Awards” table, see page 30 of the Proxy Statement.
(3)	The amounts paid to Messrs. Burke, Rana and Hoglund were awarded under the EIP and the amounts paid to Mr. McMahon were awarded pursuant to the ATIP. Represents amounts earned for fiscal year 2006 and paid in January 2007.
(4)	Amounts do not represent actual compensation paid to executive officers in 2006. Instead, the amounts represent the aggregate change in the actuarial present value of the accumulated pension benefit based on the difference between the amounts required to be disclosed under the Pension Benefits table for the 2006 fiscal year and the amounts that would have been required to be reported for the Named Executive Officer under the Pension Benefits table for the 2005 fiscal year. For information about the assumptions used, see the “Pension Benefits” table on page 35 of the Proxy Statement. There are no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.
(5)	Value of each perquisite is based on the actual cost to the Company except in the case of the Company provided vehicle and the Supplemental Medical Plan that is based on incremental cost to the Company.

Mr. Burke received $4,657 representing personal use of company provided vehicle; $7,949 in driver costs; $19,836 in life insurance; $3,432 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,600 and DIP of $17,550.

Mr. Hoglund received $1,547 representing personal use of company provided vehicle; $9,250 in financial planning; $5,110 in life insurance; $3,432 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,600 and DIP of $9,450.

Mr. Bram received $8,760 representing personal use of company provided vehicle; $9,250 in financial planning; $21,247 in life insurance; $2,208 in supplemental health insurance and company matching contributions to the Savings Plan of $6,600 and DIP of $11,850.

Mr. Rana received $7,113 representing personal use of company provided vehicle; $32,016 in driver costs; $9,250 in financial planning; $11,693 in life insurance; $2,208 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,600 and DIP of $11,220.

Mr. McMahon received $7,484 representing personal use of company provided vehicle; $9,250 in financial planning; $7,536 in life insurance; $3,432 in supplemental health insurance; and company matching contributions to the Savings Plan of $6,687 and DIP of $13,656.

Mr. McGrath received $7,255 representing personal use of company provided vehicle; $18,500 in financial planning; $47,535 in life insurance; $3,264 in supplemental life Insurance; tax gross up of $4,047 representing the Company’s reimbursement of life insurance premium paid by Mr. McGrath; company matching contributions to the Savings Plan of $1,100 and DIP of $6,840; supplemental health insurance of $368 and accrued vacation pay of $98,368.

Ms. Freilich received $2,024 in supplemental health insurance; $6,027 in life insurance; company matching contributions to the Savings Plan of $6,050 and DIP of $10,863 and accrued vacation pay of $53,990.

(6)	Represents, for each officer, the total of amounts shown for the officer in all other columns of the table.
(7)	Mr. McGrath retired effective February 28, 2006, as Chairman of the Board of Directors of the Company and Chairman of the Board of Trustees of Con Edison of New York. He remains a member of the Board of Directors of Con Edison and the Board of Trustees of Con Edison of New York. Compensation paid to Mr. McGrath for his service as a member of the Board of Directors of Con Edison following his retirement is set forth in the “Director Compensation” table, see page 39 of the Proxy Statement.
(8)	Pursuant to the Employment Agreement between the Company and Mr. McGrath dated as of September 1, 2000, as amended on May 31, 2002 and September 1, 2005 (the “McGrath Employment Agreement”), he received a bonus for fiscal year 2006 that was equal to his percentage award levels applied against the EIP bonus pool for fiscal year 2005.
(9)	Ms. Freilich retired, effective November 30, 2006, as Vice Chairman of the Company and Con Edison of New York.
(10)	Pursuant to the Employment Agreement between the Company and Ms. Freilich dated September 1, 2000, as amended on May 31, 2002 and September 1, 2005 (the “Freilich Employment Agreement”), she received a bonus for fiscal year 2006 that was equal to her percentage award levels applied against the EIP bonus pool for fiscal year 2005.
(11)	Mr. Bram’s bonus was awarded pursuant to the AIP. For fiscal year 2006, Mr. Bram’s target annual incentive award is based on 60% of his 2006 base salary.

GRANTS OF PLAN-BASED AWARDS

Non-Equity Incentive Plan Awards

As set forth in greater detail in the Compensation and Discussion Analysis beginning on page 16 of the Proxy Statement, for 2006, the Committee granted the Named Executive Officers (other than Mr. McGrath and Ms. Freilich, who pursuant to their employment agreements, received the bonuses reported in the Summary Compensation Table on page 26 of the Proxy Statement) the opportunity to earn annual cash incentive awards based on the satisfaction of certain financial and strategic objectives established under the annual incentive plans adopted by the Company and its subsidiaries.

For each Named Executive Officer, his or her specific objectives were weighted according to the extent to which the officer was responsible for delivering the results on the objectives. For 2006, the weightings assigned to the objectives for each Named Executive Officer are as follows:

•

For Named Executive Officers participating in the EIP, Con Edison of New York’s net income—15%, Performance within Con Edison of New York’s operating budget—20%, strategic objectives—25% and individual performance goals—40%.

•	For Mr. McMahon, O&R’s net income—50%, performance within O&R’s operating budget—20%, and strategic objectives—30%.

•	For Mr. Bram, the Committee did not assign any specific weightings to the financial and strategic objectives that it considered in determining his 2006 bonus under the AIP.

The actual incentive awards paid out to each Named Executive Officer for 2006 are set forth on the “Summary Compensation Table” on page 26 of the Proxy Statement.

Long-Term Incentive Compensation

As set forth in greater detail in the Compensation and Discussion Analysis beginning on page 16 of the Proxy Statement, for 2006, the Committee granted nonqualified stock options and/or Performance RSUs to the Named Executive Officers under the LTIP at its January 18, 2006 meeting as follows:

Stock Option Awards

Stock options will have value only if the market price of the Company’s common stock exceeds the exercise price of the stock option. The exercise price cannot be reduced. The stock option grants vest in their entirety on the third anniversary of the option grant date (i.e., January 19, 2009) and remain exercisable until the tenth anniversary of the option grant date (i.e., January 19, 2016).

Performance RSU Awards

For 2006, the Committee granted Performance RSUs for the fiscal year 2006-2008 performance period (the “Performance Period”). Actual payouts of the Performance RSUs, if any, to Named Executive Officers (other than Mr. McGrath and Ms. Freilich) will be determined by a non-discretionary formula as follows: 50% of the target Performance RSUs will vest based on the average EIP payout over the Performance Period (or, in the case of Mr. McMahon, the average payout under the ATIP and, in the case of Mr. Bram, the average payout under the AIP) and the remaining 50% of the target Performance RSUs will vest based on the cumulative change in Company shareholder returns over the Performance Period compared to the S&P Electric Utilities Index as constituted on the date of grant (i.e., January 19, 2006). In the event that the utility companies that make up the S&P Electric Utilities Index change during the Performance Period, the Committee will continue to use the Index as constituted on the date of grant (except in the case of a business combination of entities that make up the S&P Electric Utilities Index, in which case the surviving entity disclosed in the Index will be used).

The performance formula weighs these two criteria equally. If the Company’s performance in shareholder returns over the Performance Period compared to the S&P Electric Utility Index is below the target level, then the full 50% of the target Performance RSUs will not be earned. If Company performance falls below the 25th percentile as compared to the S&P Electric Utility Index, then the Named Executive Officer will receive 0% of the target Performance RSUs that vest based on the Company’s performance in shareholder returns. Likewise, if the Company’s performance in EIP payouts (or, in the case of Messrs. McMahon and Bram, the ATIP payouts and the AIP payouts respectively) over the Performance Period is below the target level of payouts under the Annual Incentive Plan for such period, then the full 50% of the target Performance RSUs will not be earned. Results will be interpolated based on the performance level achieved.

Pursuant to their employment agreements, Mr. McGrath’s and Ms. Freilich’s target Performance RSU awards for the Performance Period vested on their respective retirements in 2006.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options, stock and non-equity incentive plan awards awarded to the Named Executive Officers for the fiscal year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

Name & Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)		Maximum (#)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	1/19/2006	$125,000		$1,000,000		$1,320,000		8,750	35,000		52,500	—	280,000	$46.88	$2,649,150

Robert N. Hoglund Senior Vice President and Chief Financial Officer	1/19/2006	$33,438		$267,500		$353,100		750	3,000		4,500	—	25,000	$46.88	$231,150

Stephen B. Bram Group President, Competitive Energy Businesses	1/19/2006	—	(6)	—	(6)	—	(6)	2,500	10,000		15,000	—	—	—	$430,500

Louis L. Rana President and Chief Operating Officer	1/19/2006	$59,400		$475,200		$627,264		1,575	6,300		9,450	—	50,000	$46.88	$475,215

John D. McMahon President and Chief Executive Officer, O&R	1/19/2006	$66,500		$532,000		$702,240		1,800	7,200		10,800	—	57,000	$46.88	$542,520

Eugene R. McGrath Chairman	1/19/2006	—	(4)	—	(4)	—	(4)	20,000	80,000	(5)	120,000	—	—	—	$3,669,600

Joan S. Freilich Vice Chairman	1/19/2006	—	(4)	—	(4)	—	(4)	2,175	8,700	(5)	13,050	—	—	—	$419,514

Footnotes:

(1)	Represents annual cash incentive award opportunity awarded under the Company’s annual incentive plans.
(2)	Represents Performance RSU’s for the 2006-2008 performance period granted under the Company’s LTIP.
(3)

On January 18, 2006, the Committee took action to grant options to the Company’s executive officers effective January 19, 2006. Under the LTIP, Fair Market Value is defined as the closing price of a share of Company common stock on the trading day immediately prior to the date of the transaction. The closing price of a share of Company common stock on the New York Stock Exchange on January 19, 2006 was $47.09 and the closing price of a share of Company common stock on January 18, 2006 was $46.88. January 19, 2006 is the FAS 123R grant date.

(4)	As per the McGrath Employment Agreement and the Freilich Employment Agreement, respectively, Mr. McGrath and Ms. Freilich received a bonus for fiscal year 2006 equal to his or her respective percentage award levels applied against the EIP bonus pool for 2005.
(5)	As per the McGrath Employment Agreement and the Freilich Employment Agreement, respectively, Mr. McGrath’s and Ms. Freilich’s target Performance RSU awards fully vested on their respective retirement dates (Mr. McGrath: February 28, 2006; Ms. Freilich: November 30, 2006).
(6)	For fiscal year 2006, Mr. Bram’s target annual incentive award is based on 60% of his 2006 base salary.

Outstanding Equity Awards Table

The following table sets forth certain information with respect to all unexercised options and stock awards previously awarded to the Named Executive Officers named above as of the fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS(1)						STOCK AWARDS(2)
Name & Principal Position	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of Stock held that have not vested (#)(3)		Market Value of shares or units of Stock held that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not yet vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that held have not vested ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	18,000				$42.5625	2/24/2008	3,115.663	(11)	$149,770	16,000	(7)	$769,120
	18,000				$47.9375	2/22/2009	2,762.342	(12)	$132,786	35,000	(8)	$1,682,450
	20,000				$32.5000	4/20/2010	2,707.375	(13)	$130,144
	50,000				$37.7500	4/19/2011	2,369.980	(14)	$113,925
	60,000				$42.5100	4/18/2012
	60,000				$40.8100	1/23/2013
		59,000	(4)		$43.6300	2/12/2014
		280,000	(5)		$46.8800	1/19/2016

Robert N. Hoglund Senior Vice President and Chief Financial Officer	—	25,000	(6)		$43.7200	1/20/2015	1,354.275	(14)	$65,100	3,000	(7)	$144,210
		25,000	(5)		$46.8800	1/19/2016				3,000	(8)	$144,210
										15,000	(10)	$721,050
										15,000	(10)	$721,050

Stephen B. Bram Group President, Competitive Energy Businesses	16,000	—			$42.5625	2/24/2008				10,000	(7)	$480,700
	16,000				$47.9375	2/22/2009				15,800	(9)	$759,506
	40,000				$37.7500	4/19/2011				10,000	(8)	$480,700
	50,000				$42.5100	4/18/2012
	50,000				$40.8100	1/23/2013

Louis L. Rana President and Chief Operating Officer	8,000				$47.9375	2/22/2009	913.200	(11)	$43,898	2,000	(7)	$96,140
	8,000				$42.5100	4/18/2012	809.641	(12)	$38,919	6,300	(8)	$302,841
	10,000				$40.8100	1/23/2013	1,128.083	(13)	$54,227
		12,000	(4)		$43.0600	1/15/2014	973.386	(14)	$46,791
		16,000	(6)		$43.7200	1/20/2015
		50,000	(5)		$46.8800	1/19/2016

John D. McMahon President and Chief Executive Officer, O&R	2,000				$42.5625	2/24/2008	2,900.783	(11)	$139,441	5,000	(7)	$240,350
	20,000				$47.9375	2/22/2009	2,381.312	(12)	$114,470	7,200	(8)	$346,104
	40,000				$37.7500	4/19/2011
	50,000				$42.5100	4/18/2012
	50,000				$40.8100	1/23/2013
		35,000	(4)		$43.6300	2/12/2014
		40,000	(6)		$43.7200	1/20/2015
		57,000	(5)		$46.8800	1/19/2016

Eugene R. McGrath Chairman	150,000				$47.9375	2/22/2009
	100,000				$37.7500	4/19/2011
	250,000				$42.5100	4/18/2012
	250,000				$40.8100	1/23/2013

Joan S. Freilich Vice Chairman	20,000				$42.5625	2/24/2008
	50,000				$47.9375	2/22/2009
	40,000				$37.7500	4/19/2011
	50,000				$42.5100	4/18/2012
	50,000				$40.8100	1/23/2013

Footnotes:

(1)	Represents grants made from 1998–2006. Unless otherwise noted, outstanding options are fully vested as of December 31, 2006.
(2)	Value of unvested restricted stock using a stock price of $48.07, the closing price on Friday, December 29, 2006.
(3)	Represents mandatory deferrals of a portion of each Named Executive’s annual incentive award under the EIP from 2001–2004 into phantom units of the Company’s Common Stock (the “EIP Deferrals”). The EIP Deferrals fully vest on the fifth anniversary of the date that the Company paid out an annual incentive award in respect of such EIP Deferrals. Dividend equivalents are paid on each phantom unit and are reinvested in additional phantom units. Each phantom unit represents approximately one share of Company Common Stock and is settled in cash.
(4)	The option will fully vest on February 12, 2007 except for Mr. Rana whose option will fully vest on January 15, 2007.
(5)	The option will fully vest on January 19, 2009.
(6)	The option will fully vest on January 20, 2008.
(7)	Payment amount of the Performance RSU is determined as of December 31, 2007 based on satisfaction of threshold performance measures for 2005-2007 performance cycle.
(8)	Payment amount of the Performance RSU is determined as of December 31, 2008 based on satisfaction of threshold performance measures for 2006-2008 performance cycle.
(9)	Time-vested Restricted Stock will fully vest on December 31, 2007.
(10)	Time-vested Restricted Stock will fully vest as follows: 15,000 units on April 1, 2007 and 15,000 units on April 1, 2009.
(11)	The EIP Deferrals will fully vest on January 1, 2007.
(12)	The EIP Deferrals will fully vest on January 1, 2008.
(13)	The EIP Deferrals will fully vest on January 1, 2009.
(14)	The EIP Deferrals will fully vest on January 1, 2010.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to all options and stock awards awarded to the Named Executive Officers that vested in 2006.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Kevin Burke			3,390.625	(1)		$161,156
Chairman of the Board,	—	—	2,476.401	(3)		$115,338
President and Chief Executive Officer

Robert N. Hoglund Senior Vice President and Chief Financial Officer	—	—	—			—

Stephen B. Bram	—	—	4,170.000	(1)		$198,200
Group President, Competitive Energy Businesses

Louis L. Rana President and Chief Operating Officer	—	—	656.250 852.348	(1) (3)	$ $	31,192 39,698

John D. McMahon President and Chief Executive Officer, O&R			2,501.667	(1)		$118,904
	—	—	2,476.401	(3)		$115,338

Eugene R. McGrath Chairman	70,000	$378,931	50,000.000	(2)		$2,293,500
			50,000.000	(2)		$2,293,500
			80,000.000	(2)		$3,669,600
			11,299.227	(3)		$526,261
			14,310.655	(4)		$656,430
			11,092.748	(4)		$508,824
			10,578.358	(4)		$485,229
			9,047.736	(4)		$415,020

Joan S. Freilich Vice Chairman	—	—	17,000.000	(2)		$819,740
			16,000.000	(2)		$771,520
			8,700.000	(2)		$419,514
			2,879.508	(3)		$134,113
			2,920.200	(4)		$140,491
			2,589.042	(4)		$124,559
			2,497.531	(4)		$120,156
			2,258.800	(4)		$108,671

Footnotes:

(1)	Represents vesting of 2004 Performance RSU award on January 17, 2007.
(2)	As per the McGrath Employment Agreement and the Freilich Employment Agreement, respectively all Performance RSU’s awarded to Mr. McGrath and Ms. Freilich under the 2004-2006, 2005-2007 and 2006-2008 performance cycles fully vested upon their respective retirements in 2006.
(3)	Represents vesting of 2000 EIP deferrals on January 1, 2006.
(4)	As per the McGrath Employment Agreement and the Freilich Employment Agreement, respectively, all unvested EIP deferrals awarded to Mr. McGrath and Ms. Freilich were fully vested upon their respective retirements in 2006. (Mr. McGrath: February 28, 2006 and Ms. Freilich: November 30, 2006)

PENSION BENEFITS

Retirement Plan Benefits

The Retirement Plan, a tax qualified retirement plan, covers substantially all of the Company’s employees. The supplemental retirement income plan, or SRIP, provides certain highly compensated employees (including the Named Executive Officers) whose benefits are limited by the Internal Revenue Code with that portion of their retirement benefit that represents the difference between (i) the amount they would have received under the Retirement Plan absent IRS limitations on the amount of final average salary that may be considered in calculating pension benefits and the amount of pension benefits paid and (ii) the amount actually paid from the Retirement Plan. All amounts under the SRIP are paid out of the Company’s general assets

The Retirement Plan and the SRIP (the “Plans”) provide pension benefits based on: (i) the participant’s highest average salary for 48 consecutive months within the 120 consecutive months prior to retirement (“final average salary”); (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement; and (iii) the participant’s length of service. For purposes of the Plans, a participant’s salary for a year is deemed to include any award under the Company’s annual incentive plans for that year; provided that the portions of awards for plan years prior to 2005 that were required to be deferred under the EIP for a five-year period will not be included in the pension calculation if such portions are forfeited in accordance with the EIP. Participants in the Plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1 1/2 percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. Each of the Named Executive Officers, other than Mr. Hoglund, are eligible to receive an unreduced early retirement benefit. The Plans provide an annual adjustment, not applicable to participants hired on or after January 1, 2001, equal to the lesser of 3% or 3/4 of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

Mr. Hoglund’s pension benefits are calculated under the Plans’ “cash balance” formula which applies to all management employees hired on or after January 1, 2001. Under the cash balance formula, participants’ benefits accrue at the end of each calendar quarter. The crediting percent, which can range from 4 percent to 7 percent, depending on the participants age and years of service, is applied to the participant’s base salary and bonus (“Earnings”) during the quarter. In addition, a participant whose Earnings exceed the Social Security Wage Base ($94,200 for 2006) will receive a 4 percent credit on the amount of his or her Earnings that exceed the Social Security Wage Base. The following table shows how this works:

Age and Service Points	Rate on Earnings Plus	Plus	Rate on Earnings Above SS Wage Base
Under 35	4.00%		4.00%
35–49	5.00%		4.00%
50–64	6.00%		4.00%
Over 64	7.00%		4.00%

The cash balance account of participants, including Mr. Hoglund, is credited with interest quarterly at a rate equal to one-quarter of the annual interest rate payable on the 30-year U.S. Treasury bond, subject to a minimum annual rate of 3 percent and a maximum annual rate of 9 percent. Mr. Hoglund currently has three years of service covered under the Plans. The Company has agreed to provide Mr. Hoglund credit for an additional ten years of service in the cash balance formula. Five of the additional ten years of service will be credited after he completes ten years of continuous employment and the remaining five years will be credited after he completes fifteen actual years of continuous service. The portion of Mr. Hoglund’s retirement benefit that is attributable to the additional years of service provided by the Company will be paid under the SRIP. Benefit distributions are made in the form of a lump sum payment, but participants may elect instead to receive an immediate or deferred lifetime annuity.

Pension Benefits Table

The following table shows certain pension benefits information for the Named Executive Officers shown in the Summary Compensation Table under the Plans, as supplemented in the case of Mr. McGrath and Ms. Freilich by their employment agreements.

Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments during last fiscal year ($)
Kevin Burke Chairman of the Board, President	Retirement Plan SRIP	34 34	$ $	924,465 4,450,656	$ $	0 0
and Chief Executive Officer

Robert N. Hoglund (2)	Retirement Plan	3		$39,951		$0
Senior Vice President and Chief Financial Officer	SRIP	3		$98,284		$0

Stephen B. Bram	Retirement Plan	44		$2,030,698		$0
Group President, Competitive Energy Businesses	SRIP	44		$4,217,871		$0

Louis L. Rana	Retirement Plan	38		$1,076,085		$0
President and Chief Operating Officer	SRIP	38		$2,082,485		$0

John D. McMahon	Retirement Plan	30		$847,361		$0
President and Chief Executive Officer, O&R	SRIP	30		$2,923,721		$0

Eugene R. McGrath	Retirement Plan	43		$2,220,204		$122,739
Chairman	SRIP	43		$23,817,463		$1,316,697

Joan S. Freilich (3) Vice Chairman	Retirement Plan	30		$1,524,190		$9,332
	SRIP	30		$5,348,843		$0

Footnotes:

(1)	Amounts were calculated as of December 31, 2006, using the assumptions that were used for the Company’s financial statements. See Note E to the financial statements in the Form 10-K for material assumptions.
(2)	Represent “cash balance” formula values. The “cash balance” formula under which Mr. Hoglund’s pension benefits are valued also provides him credit for an additional five years of service if he completes ten years of continuous employment with the Company and an additional ten years of service if he completes fifteen years of continuous employment with the Company. As of December 31, 2006, he has not yet completed five years of continuous employment with the Company.
(3)	Numbers for Ms. Freilich include an additional 18 months of service upon her retirement in accordance with her employment agreement.

NONQUALIFIED DEFERRED COMPENSATION

Company Savings Plan

The Savings Plan, a tax-qualified retirement plan, covers substantially all of the Company’s employees. Participating employees may contribute up to 50% of their compensation on a before-tax basis and/or an after-tax basis, into their Savings Plan accounts. In addition, the Company matches an amount equal to 50% for each dollar contributed by participating employees on the first 6% of their regular earnings.

Pursuant to IRS rules, effective for 2006, the Savings Plan limits the “additions” that can be made to a participating employee’s account to $44,000 per year. “Additions” include Company matching contributions, before-tax contributions made by a participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $15,000 per year (or $20,000 per year for certain participants age 50 and over). In addition, no more than $220,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

Deferred Income Plan

Certain highly compensated employees, including the Named Executive Officers, are eligible to participate in the DIP, a non-qualified deferred compensation plan. Together with the Savings Plan, the DIP permits participating employees to defer on a before tax basis, (i) up to 50% of their base salary under the DIP, (ii) all or a portion of their annual incentive award and (iii) the cash value of any restricted stock unit awards, (including any dividend equivalents). In addition, under the DIP the Company will credit participating employees with a Company matching contribution on that portion of their contributions that cannot be matched under the Savings Plan because of IRS limitations. Earnings on amounts contributed under the DIP reflect investment in accordance with participating employees’ investment elections. All amounts distributed from the DIP are paid out of the Company’s general assets.

Amounts deferred, if any, under the Savings Plan and the DIP by the Named Executive Officers are included in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 26 of the Proxy Statement. Company matching contributions allocated to the Named Executive Officers under the Savings Plan and the DIP are shown in the “All Other Compensation” column of the Summary Compensation Table on page 26 of the Proxy Statement.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to nonqualified deferred compensation of the executive officers shown in the Summary Compensation Table for the fiscal year as of December 31, 2006.

Nonqualified Deferred Compensation

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Kevin Burke Chairman of the Board, President and Chief Executive Officer	$162,138	$23,400	$253,708	$0	$2,609,510

Robert N. Hoglund Senior Vice President and Chief Financial Officer	$18,900	$9,450	$6,576	$0	$72,582

Stephen B. Bram Group President, Competitive Energy Businesses	$485,754	$11,850	$418,568	$0	$5,725,992

Louis L. Rana President and Chief Operating Officer	$285,471	$11,220	$26,719	$0	$386,704

John D. McMahon President and Chief Executive Officer, O&R	$143,838	$14,250	$161,937	$0	$1,286,939

Eugene R. McGrath Chairman	$6,873,765	$6,840	$2,844,402	$(138,159)	$18,774,960

Joan S. Freilich Vice Chairman	$2,526,376	$10,862	$3,747	$0	$2,611,665

Footnotes:

(1)	Amounts set forth for each Named Executive Officer have previously been reported.
(2)	Represents earnings on accounts for fiscal year 2006.
(3)	Aggregate account balances as of December 31, 2006.

Mr. Burke’s aggregate balance is comprised of: executive contributions of $2,002,848; company matching contributions of $81,988; and earnings of $524,674.

Mr. Hoglund’s aggregate balance is comprised of: executive contributions of $41,300; company matching contributions of $20,651; and earnings of $10,631.

Mr. Bram’s aggregate balance is comprised of: executive contributions of $3,827,417; company matching contributions of $62,607; and earnings of $1,835,968.

Mr. Rana’s aggregate balance is comprised of: executive contributions of $307,418; company matching contributions of $21,340; and earnings of $57,946.

Mr. McMahon’s aggregate balance is comprised of: executive contributions of $824,346; company matching contributions of $67,776; and earnings of $394,817.

Mr. McGrath’s aggregate balance is comprised of: executive contributions of $8,905,492; company matching contributions of $219,775; and earnings of $9,649,693.

Ms. Freilich’s aggregate balance is comprised of: executive contributions of $2,572,576; company matching contributions of $33,963; and earnings of $5,126.

DIRECTOR COMPENSATION

Those members of the Board who are not employees of the Company or its subsidiaries are paid an annual retainer of $50,000, a fee of $1,500 for each meeting of the Board or of the Boards of its subsidiaries attended. The Lead Director receives an additional annual retainer of $20,000.

The Chairs of the Environment, Health and Safety, Finance, and Planning Committees each receive an additional annual retainer of $5,000. The Chairs of the Corporate Governance and Nominating and Management Development and Compensation Committees each receive an additional annual retainer of $10,000. The Audit Committee Chair receives an additional annual retainer of $20,000, and each Audit Committee member receives an additional annual retainer of $10,000 and a fee of $2,000 for each meeting of the Audit Committee attended. Members of the other Committees of the Board or of the Boards of its subsidiaries receive a fee of $1,500 for each meeting of a Committee attended. The Acting Chair of any Board Committee, at meetings where the regular Chair is absent, is paid an additional meeting fee of $200 for any Committee meeting at which he or she presides.

The Company reimburses Board members who are not currently officers of the Company for expenses incurred in attending Board and Committee meetings. No person who serves on both the Con Edison Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, is paid additional compensation for concurrent service. Members of the Board who are officers of the Company or its subsidiaries receive no retainer or meeting fees for their service on the Board.

The Company has stock ownership guidelines for Directors under which each Director is to own shares with a value equal to three times the annual director retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year.

Members of the Board participate in the LTIP. Pursuant to the LTIP, which was approved by stockholders at the 2003 annual meeting of stockholders, each non-management Director is allocated an annual award of 1,500 deferred stock units on the first business day following each Annual Meeting. If a non-management Director is first appointed to the Board after an Annual Meeting, his or her first annual award will be prorated. All annual awards of stock units will be deferred until the Director’s termination of service from the Board of Directors. At the Director’s option, they may be paid at that time or further deferred for payment over a maximum of ten years. Each Director may defer all or a portion of his or her retainers and meeting fees into additional deferred stock units, which would be deferred until the Director’s termination of service or, at the option of the Director and if earlier than the date of termination, for five years or more after the year in which the units were deferred. Dividend equivalents are payable on deferred stock units in the amount and at the time that dividends are paid on Con Edison’s common stock and, at the Director’s option, are paid in cash or invested in additional deferred stock units. All payments on account of deferred stock units will be made in shares of Con Edison common stock except that fractional stock units will be paid in cash.

Directors are eligible to participate in the Stock Purchase Plan, which is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Director Compensation Table

The following table sets forth the compensation for the members of the Company’s Board of Directors for the fiscal year ended December 31, 2006.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Burke (3)	—	—		—	—	—	—
Vincent A. Calarco	$131,000	$63,195		—	—	—	$194,195
George Campbell, Jr.	$120,000	$63,195		—	—	—	$183,195
Gordon J. Davis	$101,000	$63,195		—	—	—	$164,195
Michael J. Del Giudice	$167,500	$63,195		—	—	—	$230,695
Ellen V. Futter	$91,000	$63,195		—	—		$154,195
Sally Hernandez	$121,000	$63,195		—	—	—	$184,195
Peter Likins	$105,500	$63,195		—	—	—	$168,695
Eugene R. McGrath	$65,667	$76,956	(4)	—	—	—	$142,623
Frederic V. Salerno	$137,500	$63,195		—	—	—	$200,695
L. Frederick Sutherland	$80,491	$67,545	(5)	—	—	—	$148,036
Stephen R. Volk	$100,000	$63,195		—	—	—	$163,195

Footnotes:

(1)	Each of the Directors, except Mr. Burke, received an annual grant of 1,500 stock units on May 16, 2006. Pursuant to the Company’s LTIP and in accordance with FAS 123R, the stock units are valued based on the closing price of the Company’s common stock on May 15, 2006 of $42.13 per share.
(2)	The aggregate number of stock units outstanding for each of the Directors, and their value as of December 31, 2006, are as follows: for Mr. Burke: none; Mr. Calarco: 7,643 ($367,403); Mr. Campbell: 12,810 ($615,755); Mr. Davis: 15,589 ($749,356); Mr. Del Giudice: 11,373 ($546,718); Ms. Futter: 11,934 ($573,667); Ms. Hernandez: 13,234 ($636,182); Mr. Likins: 17,242 ($828,802); Mr. McGrath: 3,332 ($160,153); Mr. Salerno: 6,756 ($324,756); Mr. Sutherland: 1,660 ($79,812); and Mr. Volk: 20,252 ($973,533).
(3)	Mr. Burke did not receive any director compensation because he is an officer of the Company and only non-management Directors receive director compensation.
(4)	On March 1, 2006, Mr. McGrath also received a pro-rata annual grant of 300 stock units valued at the closing price of the Company’s common stock on February 28, 2006 of $45.87 per share. Mr. McGrath was the Company’s Executive Chairman until February 28, 2006.
(5)	On April 3, 2006, Mr. Sutherland also received a pro-rata annual grant of 100 stock units valued at the closing price of the Company’s common stock on March 31, 2006 of $43.50 per share. Mr. Sutherland was appointed to the Board of Directors effective April 1, 2006.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change in control of the Company. The amount of compensation that is potentially payable to each Named Executive Officer in each situation is listed in the tables below.

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The tables reflect the amount that could be payable under the Severance Program (or in the case of Messrs. Burke and McMahon their employment agreements) assuming such termination occurred at December 31, 2006, including a gross-up for certain taxes in the case of Messrs. Burke and McMahon in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Burke.

Executive Benefits and Payments Upon Termination(1)	Resignation without Good Reason(2)		Non-Renewal of employment agreement(3)		Retirement		Termination without Cause or resignation for Good Reason(4)	Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(5)		Death or Disability(6)
Compensation:
Base Salary ($1 million)	$0		$1,000,000		$0		$2,000,000	$0	$3,000,000		$0
Short-term incentive (100% of base salary)	$0		$1,000,000		$0		$2,000,000	$0	$3,000,000		$0
Pro-Rata Annual Incentive Award	$0		$1,000,000		$0		$1,000,000	$0	$1,000,000		$1,000,000
Long-term Incentives(7)
Performance RSUs
2005 – 2007 (performance period)	$512,747		$769,120	(8)	$769,120	(8)	$769,120	$0	$769,120	(10)	$769,120	(8)
2006 – 2008 (performance period)	$560,817		$1,682,450	(8)	$1,682,450	(8)	$1,682,450	$0	$1,682,450	(10)	$1,682,450	(8)
Stock Options
Unvested and Accelerated	$595,160		$595,160	(8)	$595,160	(8)	$595,160	$0	$595,160	(10)	$595,160
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0	$0		$0
EIP Deferral	$526,625	(9)	$526,625		$526,625	(9)	$526,625	$0	$526,625		$526,625	(9)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$1,249,915		$0		$2,499,829	$0	$3,749,744		$0
Health Care	$0		$18,504		$0		$37,008	$0	$55,512		$0
Life insurance Proceeds	$0		$0		$0		$0	$0	$0		$2,000,000
Accrued Vacation Pay	$96,154		$96,154		$96,154		$96,154	$96,154	$96,154		$96,154
Outplacement	$0		$8,333		$0		$16,667	$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0	$6,082,367		$0

Total:	$2,291,503		$7,946,261		$3,669,509		$11,223,013	$96,154	$20,582,132		$6,669,509

(1)	As per the Employment Agreement between the Company and Mr. Kevin Burke dated July 22, 2005 (the “Burke Employment Agreement”), the Executive’s compensation is as follows: base salary for 2006 equal to $1,000,000 (the Burke Employment Agreement provides for $925,000 base salary as adjusted by the Committee each year), target annual bonus equal to 100% of base salary and maximum bonus equal to 150% of base salary. For purposes of Mr. Burke’s table above, Mr. Burke is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Burke Employment Agreement, the Executive’s severance benefit pursuant to a resignation without Good Reason is equal to (i) any unpaid base salary and bonus for any completed prior fiscal year and (ii) any accrued vacation pay.
(3)	As per the Burke Employment Agreement, the Executive’s severance benefit pursuant to a non-renewal of the employment agreement is equal to: (i) a lump sum equal to base salary and target annual bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of 1 additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of base salary and target annual bonus, (iv) 1 year continuation of health and life insurance coverage and 1 year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) 1 year of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings), and (vii) all unpaid and due amounts in other benefits required to be paid.
(4)	As per the Burke Employment Agreement, the Executive’s severance benefit pursuant to a termination without Cause or resignation for Good Reason (before a Change in Control or “CIC”) is equal to: (A) the same severance benefit under a non-renewal of employment agreement, except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 2x instead of 1x and (B) the vested amounts of all unvested deferred compensation (includes accrued interest or earnings).
(5)	As per the Burke Employment Agreement, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following a CIC) is equal to the same severance benefit under a termination without Cause or resignation for Good Reason (before a CIC) except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 3x instead of 2x.
(6)	As per the Burke Employment Agreement, the Executive’s severance benefit due to death or disability is equal to the same severance benefit under a resignation without Good Reason (except for the payment of life insurance proceeds and his pro-rata annual incentive award).
(7)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the price per share of the Company’s common stock on the date of termination is $48.07 per share.
(8)	For disclosure purposes only, we assumed upon a non-renewal of the Burke Employment Agreement, retirement, death or disability the Committee took action pursuant to the LTIP to fully accelerate the vesting of target performance-based equity awards and non-performance awards.
(9)	The Committee has discretion to accelerate vesting of EIP deferrals upon an employee’s termination or resignation of employment. For disclosure purposes only, we have assumed that the Committee has exercised its discretion to accelerate vesting of all unvested EIP deferrals held by the Executive as of December 31, 2006.
(10)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

Below is a description of the assumptions used in creating the above table.

Non-Compete and Non-Solicitation Provisions

As a condition to Mr. Burke’s receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of two (2) years from the date of his termination of employment for any reason (other than in connection with a non-renewal of employment in which case the period shall be one (1) year from the date of termination).

Equity Acceleration

In the event of a termination of Mr. Burke’s employment without Cause by the Company or a resignation by him for Good Reason (in connection with or without a Change in Control), performance-based and non-performance based awards under the LTIP, including stock option awards, fully vest upon the date of termination. In the event of a termination of employment without Good Reason, a non-renewal of the Burke Employment Agreement or a termination due to death or disability, Mr. Burke’s performance-based and non-performance based awards under the LTIP vest pro-rata through the date of termination and stock option awards become fully vested. In addition, in the event of a termination of Mr. Burke’s employment for any reason other than for Cause or a non-renewal of his employment agreement, stock options granted prior to April 19, 2001 remain exercisable until the third anniversary of his termination of employment and stock options granted on or after April 19, 2001 remain exercisable until the tenth anniversary of the date of grant. In the event of a termination for Cause, all unvested equity is forfeited on the date of termination.

Incremental Non-Qualified Pension Amounts

As per the Burke Employment Agreement, the amounts relating to the incremental non-qualified pension amounts in the above table is based on the net present value of two (2) additional years of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (three (3) additional years if such termination is in connection with a Change in Control) assuming compensation at Mr. Burke’s annual salary and target incentive award, an interest rate of 4.85% (adjusted to 4.39% to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50% male / 50% female blend) and age 65 normal retirement. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company for reasons other than Cause or by him for Good Reason. Under the Burke Employment Agreement, “Cause” is defined as termination of employment by the Company for any of the following reasons: (i) willful and continued failure by the Executive to substantially perform his duties as a CEO, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a finding by a regulatory or judicial body that the Executive has violated the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities laws in relation to the Company.

Under the Burke Employment Agreement, “Good Reason” is defined as a resignation by Mr. Burke for any of the following reasons: (i) any adverse change to his title, authority, duties, responsibilities or reporting lines or the assignment of any duties or responsibilities inconsistent in any respect with those customarily associated to the position of CEO, (ii) the appointment, without his consent, of any person other than the executive to the position of CEO or other position or title conferring similar status of authority, (iii) any reduction in salary, target annual bonus, target long-term incentive or retirement benefit, (iv) any requirement by the Company that his services be rendered primarily at an office or location that is more than 50 miles from his office or location as the date of the employment agreement, (v) any purported termination of his employment for reasons not expressly permitted by his employment agreement, (vi) any failure by a successor of the Company to assume the employment agreement, or (vii) any other material breach of the Burke Employment Agreement by the Company that is not taken in good faith, or if taken in good faith, is not remedied by the Company promptly after receipt of notice from executive.

Termination of employment due to disability

Under the Burke Employment Agreement, Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company due to a disability, which occurs if the Executive is: (i) by reason of a medically determinable physical or mental impairment that could result in death or could last for a continuous period of at least twelve (12) months (A) unable to engage in any substantial gainful activity or (B) receiving income replacement for a period of at least three (3) months under an accident and health plan covering employees by the Company, and (ii) has not been able to perform his material duties and responsibilities for six consecutive months or for more than six months within a period of twelve calendar months.

Payments upon Termination of Employment in Connection with a Change in Control

Under the Burke Employment Agreement, Mr. Burke will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason (six months prior to or) in connection with a Change in Control. Under the Burke Employment Agreement, “Change in Control” is defined under the Severance Program. As per the Severance Program, a Change in Control means the occurrence of any of the following events: (i) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing

20% or more of the combined voting power of the Company’s then outstanding securities, (ii) a majority of the number of directors who constitute the Board of Directors on the effective date of the Severance Program and any new directors who are appointed, elected, nominated or recommended by two-thirds of the directors who were in office on such effective date cease for any reason to constitute the majority of directors then serving, (iii) a merger or consolidation of the Company or any subsidiary other than (A) a merger or consolidation that would result in the voting securities outstanding immediately prior to such event continuing to represent in combination with the ownership of any trustee or fiduciary holding securities under an employee benefit plan, at least 65% of the combined voting power of securities of the Company or surviving entity or parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company’s assets (other than a sale or disposition by the Company of all or substantially assets to an entity of which at least 75% of the combined voting power of the securities owned by shareholders of the Company are in the same proportions as their prior ownership before the sale). A Change in Control does not occur by virtue of the consummation of any transaction or series of transactions immediately following which record holders of the Company’s common stock prior to such event continues to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event.

280G Tax Gross-Up

Under the Burke Employment Agreement, in the event Mr. Burke receives any payment or distribution from the Company in connection with a Change in Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). The Company has agreed to reimburse Mr. Burke for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements by the Company for Section 280G excise taxes. The total Section 280G tax gross-up amount in the table above assumes that Mr. Burke is entitled to full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of such payment, (ii) any income and excise taxes imposed upon Mr. Burke as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Burke as a result of the Company’s reimbursement of any excise or income taxes. The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 6.85% state income tax rate, a Change in Control date of December 31, 2006 and a closing price of $48.07 per share of the Company’s common stock on December 31, 2006.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. McMahon.

Executive Benefits and Payments Upon Termination(1)	Resignation without Good Reason(2)		Retirement		Termination without Cause or resignation for Good Reason(3)	Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(4)		Death or Disability(5)
Compensation:
Base Salary ($665,000)	$0		$0		$1,330,000	$0	$1,995,000		$0
Short-term incentive (80% of base salary)	$0		$0		$1,064,000	$0	$1,596,000		$0
Pro-Rata Annual Incentive Award	$0		$0		$532,000	$0	$532,000		$532,000
Long-term Incentives(6)
Performance RSUs
2005 – 2007 (performance period)	$160,223		$240,350	(7)	$240,350	$0	$240,350	(9)	$240,350	(7)
2006 – 2008 (performance period)	$115,368		$346,104	(7)	$346,104	$0	$346,104	(9)	$346,104	(7)
Stock Options
Unvested and Accelerated	$397,230		$397,230	(7)	$397,230	$0	$397,230	(9)	$397,230
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0	$0	$0		$0
EIP Deferral	$253,911	(8)	$253,911	(8)	$253,911	$0	$253,911		$253,911	(8)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$0		$911,963	$0	$1,367,944		$0
Health Care	$0		$0		$29,784	$0	$44,676		$0
Life insurance Proceeds	$0		$0		$0	$0	$0		$1,330,000
Accrued Vacation Pay	$76,731		$76,731		$76,731	$76,731	$76,731		$76,731
Outplacement	$0		$0		$16,667	$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0	$0	$2,486,128		$0

Total:	$1,003,463		$1,314,326		$5,198,740	$76,731	$9,361,074		$3,176,326

(1)	As per the Employment Agreement between the Company and Mr. John McMahon dated December 23, 2005 (the “McMahon Employment Agreement”), the Executive’s base salary for 2006 is equal to $665,000 (the McMahon Employment Agreement provides for $635,000 base salary as adjusted by the Committee each year). For 2006, we have assumed a target annual bonus equal to 80% of base salary and a maximum bonus equal to 106% of base salary. For purposes of Mr. McMahon’s table above, Mr. McMahon is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the McMahon Employment Agreement, the Executive’s severance benefit pursuant to a resignation without Good Reason is equal to (i) any unpaid base salary and bonus for any completed prior fiscal year and (ii) any accrued vacation pay.
(3)	As per the McMahon Employment Agreement, the Executive’s severance benefit pursuant to a termination without Cause or resignation for Good Reason (before a CIC) is equal to: (i) a lump sum equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of 2 additional years of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 2x the sum of base salary and annual bonus, (iv) 2 years continuation of health and life insurance coverage and 2 years of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) 2 years of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings), (vi) all unpaid and due amounts in other benefits required to be paid and (vii) the vested amounts of all unvested deferred compensation (including accrued interest or earnings).
(4)	As per the McMahon Employment Agreement, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (within six months prior to or 24 months following a CIC) is equal to the same severance benefit under a termination without Cause or resignation for Good Reason (before a CIC) except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 3x instead of 2x.

(5)	As per the McMahon Employment Agreement, the Executive’s severance benefit due to death or disability is equal to the same severance benefit under a resignation without Good Reason (except for the payment of life insurance proceeds and his pro-rata annual incentive award).
(6)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the price per share of the Company’s common stock on the date of termination is $48.07 per share.
(7)	For disclosure purposes, we assumed upon retirement, death or disability the Committee took action pursuant to the LTIP to fully accelerate the vesting of target performance-based awards and non-performance awards under the LTIP.
(8)	The Committee has discretion to accelerate vesting of EIP deferrals upon an employee’s termination or resignation of employment. For disclosure purposes, we assumed that the Committee has exercised its discretion to accelerate vesting of all unvested EIP deferrals held by the Executive as of December 31, 2006.
(9)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

Below is a description of the assumptions that were used in creating the above table.

Non-Compete and Non-Solicitation Provisions

As a condition to Mr. McMahon’s receiving the severance benefits referenced in the tables above, he is bound by the terms of a non-competition and non-solicitation provisions in his employment agreement for the period of two (2) years from the date of his termination of employment for any reason (other than in connection with a non-renewal of employment in which case the period shall be one (1) year from the date of termination).

Equity Acceleration

In the event of a termination of Mr. McMahon’s employment without Cause by the Company or a resignation by him for Good Reason (during the period commencing six months prior to a Change in Control and ending 24 months following a Change in Control), performance-based and non-performance based awards under the LTIP, including stock option awards, fully vest upon the date of termination. In the event of a termination of employment without Good Reason or a termination due to death or disability, Mr. McMahon’s performance-based and non-performance based awards under the LTIP vest pro-rata through the date of termination and stock option awards become fully vested. In addition, in the event of a termination of Mr. McMahon’s employment for any reason other than for Cause, stock options granted prior to April 19, 2001 remain exercisable until the third anniversary of his termination of employment and stock options granted on or after April 19, 2001 remain exercisable until the tenth anniversary of the date of grant. In the event of a termination for Cause, all unvested equity is forfeited on the date of termination.

Incremental Non-Qualified Pension Amounts

The amounts relating to the incremental non-qualified pension amounts in the above table are based on the same formula and assumptions as set forth for Mr. Burke.

Termination without Cause or a Resignation for Good Reason

Mr. McMahon will receive certain benefits as described in the above table if he is terminated by the Company for reasons other than Cause or by him for Good Reason. Under the McMahon Employment Agreement, “Cause” is defined as a termination of employment by the Company for any of the following reasons: (i) willful and continued failure to substantially perform his duties as President and CEO of Orange & Rockland, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a finding by a regulatory or judicial body that the Executive has violated the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities laws in relation to the Company.

Under the McMahon Employment Agreement, “Good Reason” is defined as a resignation by Mr. McMahon for any of the following reasons: (i) any adverse change to his title, authority, duties, responsibilities or reporting lines in effect as of six months prior to a Change in Control or the assignment of any duties or responsibilities inconsistent in any respect with those customarily associated to the position held by the Executive as of six months prior to a Change in Control (ii) the appointment, without his consent, of any person other than the executive to the position Executive held as of six months prior to a Change in Control or other position or title conferring similar status of authority, (iii) any reduction in salary, target annual bonus, target long-term incentive or retirement benefit in effect as of six months prior to a Change in Control, (iv) any requirement by the Company that his services be rendered primarily at an office or location that is more than 50 miles from his office or location in effect as of six months prior to a Change in Control, (v) any purported termination of his employment for reasons not expressly permitted by his employment agreement, (vi) any failure by a successor of the Company to assume the employment agreement, or (vii) any other material breach of the McMahon Employment Agreement by the Company that is not taken in good faith, or if taken in good faith, is not remedied by the Company promptly after receipt of notice from executive.

Termination of employment due to disability

Under the McMahon Employment Agreement, Mr. McMahon will receive certain benefits as described in the above table if he is terminated by the Company due to a disability, which occurs if the Executive is: (i) by reason of a medically determinable physical or mental impairment that could result in death or could last for a continuous period of at least twelve (12) months (A) unable to engage in any substantial gainful activity or (B) receiving income replacement for a period of at least three (3) months under an accident and health plan covering employees by the Company, and (ii) has not been able to perform his material duties and responsibilities for six consecutive months or for more than six months within a period of twelve calendar months.

Payments upon Termination of Employment in Connection with a Change in Control

Mr. McMahon will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason in connection with a Change in Control (includes the period commencing six months prior to and 24 months following a Change in Control). Under the McMahon Employment Agreement, a “Change in Control” is defined under the Severance Program. As per the Severance Program, a Change in Control means the occurrence of any of the following events: (i) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (ii) a majority of the number of directors who constitute the Board of Directors on the effective date of the Severance Program and any new directors who are appointed, elected, nominated or recommended by two-thirds of the directors who were in office on such effective date cease for any reason to constitute the majority of directors then serving, (iii) a merger or consolidation of the Company or any subsidiary other than (A) a merger or consolidation that would result in the voting securities outstanding immediately prior to such event continuing to represent in combination with the ownership of any trustee or fiduciary holding securities under an employee benefit plan, at least 65% of the combined voting power of securities of the Company or surviving entity or parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company’s assets (other than a sale or disposition by the Company of all or substantially assets to an entity of which at least 75% of the combined voting power of the securities owned by shareholders of the Company are in the same proportions as their prior ownership before the sale). A Change in Control does not occur by virtue of the consummation of any transaction or series of transactions immediately following which record holders of the Company’s common stock prior to such event continues to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event.

280G Tax Gross-Up

Under the McMahon Employment Agreement, the Company has agreed to reimburse Mr. McMahon for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes on the same terms as described for Mr. Burke.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Bram.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($615,000)	$0	$0		$615,000		$0	$1,230,000		$0
Short-term incentive (60% of base salary)	$0	$0		$369,000		$0	$615,000		$0
Pro-Rata Annual Incentive Award	$0	$0		$369,000		$0	$369,000		$0
Long-term Incentives (4)
Performance RSUs
2005 – 2007 (performance period)	$0	$480,700	(5)	$480,700	(5)	$0	$480,700	(6)	$480,700	(5)
2006 – 2008 (performance period)	$0	$480,700	(5)	$480,700	(5)	$0	$480,700	(6)	$480,700	(5)
Stock Options
Unvested and Accelerated	$0	$0		$0		$0	$0		$0
Restricted Stock Units
Unvested and Accelerated	$0	$759,506	(5)	$759,506	(5)	$0	$759,506	(6)	$759,506	(5)
EIP Deferral	$0	$0		$0		$0	$0		$0
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0	$0		$496,684		$0	$993,367		$0
Health Care	$0	$0		$10,020		$0	$20,040		$0
Life insurance Proceeds	$0	$0		$0		$0	$0		$1,230,000
Accrued Vacation Pay	$59,135	$59,135		$59,135		$59,135	$59,135		$59,135
Outplacement	$0	$0		$16,667		$0	$25,000		$0
280G Tax Gross-up	$0	$0		$0		$0	$0		$0

Total:	$59,135	$1,780,041		$3,656,412		$59,135	$5,032,448		$3,010,041

(1)	Assumes the compensation of Mr. Bram is as follows: base salary for 2006 equal to $615,000 and an annual bonus equal to 60% of base salary. For purposes of Mr. Bram’s table above, Mr. Bram is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Severance Program”), the Executive’s severance benefit pursuant to a termination without Cause (before a CIC) is equal to: (i) a lump sum equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of 1 additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of the Executive’s then base salary and target annual bonus, (iv) 1 year continuation of health and life insurance coverage and 1 year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, (v) 1 year of outplacement costs, (vi) vested amounts of all deferred compensation (includes accrued interest or earnings) and (vi) all unpaid and due amounts in other benefits required to be paid.
(3)	As per the Severance Program, the Executive’s severance benefit under a termination without Cause (on or following CIC) is equal to the same severance benefit under a termination without Cause (before CIC) as described in footnote 2 above except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the price per share of the Company’s common stock on the date of termination is $48.07 per share.

(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action pursuant to the LTIP to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

Below is a description of the assumptions that were used in creating the tables for Messrs. Bram, Rana and Hoglund.

Equity Acceleration

As per the LTIP, in the event of a Termination, resignation, Retirement, death or Disability, the Committee has discretion to determine the terms of the stock option awards and performance-based restricted stock awards (including, without limitation, to accelerate the vesting of unvested awards). Unless otherwise provided in the applicable LTIP award agreement, in the event of a Retirement, death or Disability, restricted stock awards vest pro-rata through the date of termination on termination date.

As per the LTIP, in the event of a Change in Control (as described below), stock unit awards, restricted stock awards, stock option awards, stock appreciation awards fully vest on the date of such event. In the event of a Change in Control, performance-based restricted stock awards vest pro-rata through the date of such event.

For the purposes of the LTIP: (i) a “Termination” means a resignation or discharge from employment, except death, disability or retirement, (ii) “Retirement” means resignation on or after age 55 with at least 10 years of service, (iii) “Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience because of a sickness or injury for which the person is under doctor’s care, and (iv) “Change in Control” has the same meaning as such term is used in the Severance Program.

Incremental Non-Qualified Pension Amounts

As per the Severance Program, the amounts relating to the incremental non-qualified pension amounts in the above tables are based on the net present value of one additional year of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change of Control) assuming compensation at the Executive’s annual salary and target award, an interest rate of 4.85% (adjusted to 4.39% to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50% male / 50% female blend) and age 65 normal retirement. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

As per the Severance Program, the Executive will receive certain benefits as described in the table above if he is terminated by the Company for reasons other than Cause or by him for Good Reason (following a Change of Control). A termination is for Cause if it is for any of the following reasons: (i) willful and continued failure to substantially perform his duties, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a willful engaging in illegal conduct or in gross misconduct materially and demonstrably injurious to the Company.

As per the Severance Program, a resignation for Good Reason occurs if the Executive resigns for any of the following reasons: (i) any decrease in base compensation, target bonus or material decrease in benefits in effect prior to effective date of the Severance Program (except uniform decreases affecting similarly situated employees), (ii) any failure by the Company to comply with material provisions of the Severance Program, (iii) a requirement by Company for Executive to be based more than 50 miles from the location Executive is employed prior to the Change of Control, (iv) any purported termination by the Company of Executive’s employment (except as expressly permitted by the Severance Program), (v) any failure by the Company to comply with the assumption provision in the Severance Program, or (vi) the assignment of any duties materially inconsistent in any respect with the Executive’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in significant diminution in position, authority, duties or responsibilities.

Payments upon Termination of Employment in Connection with a Change of Control

As per the Severance Program, the Executive will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason following a Change of Control. A Change of Control means the occurrence of any of the following: (i) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (ii) a majority of the number of directors who constitute the Board of Directors on the effective date of the Severance Program and any new directors who are appointed, elected, nominated or recommended by two-thirds of the directors who were in office on such effective date cease for any reason to constitute the majority of directors then serving, (iii) a merger or consolidation of the Company or any subsidiary other than (A) a merger or consolidation that would result in the voting securities outstanding immediately prior to such event continuing to represent in combination with the ownership of any trustee or fiduciary holding securities under an employee benefit plan, at least 65% of the combined voting power of securities of the Company or surviving entity or parent outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company’s assets (other than a sale or disposition by the Company of all or substantially assets to an entity of which at least 75% of the combined voting power of the securities owned by shareholders of the Company are in the same proportions as their prior ownership before the sale). A Change in Control does not occur by virtue of the consummation of any transaction or series of transactions immediately following which record holders of the Company’s common stock prior to such event continues to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event.

Section 280G

As per the Severance Program, in the event an Executive receives any payment or distribution from the Company in connection with a Change in Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). If any such payment by the Company to any of the Executives subjects the Executive to such taxes and the Executive would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Executive pursuant to this Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section 4999 of the Internal Revenue Code. As per the LTIP, any stock option award for which the exercise price is greater than fair market value or the Company’s common stock may be cancelled if such cancellation would reduce or eliminate any such excise taxes under Section 4999 of the Code.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Hoglund.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($535,000)	$0		$0		$535,000		$0	$1,070,000		$0
Short-term incentive (50% of base salary)	$0		$0		$267,500		$0	$535,000		$0
Pro-Rata Annual Incentive Award	$0		$0		$267,500		$0	$267,500		$0
Long-term Incentives (4)
Performance RSUs
2005 – 2007 (performance period)	$0		$144,210	(5)	$144,210	(5)	$0	$144,210	(7)	$144,210	(5)
2006 – 2008 (performance period)	$0		$144,210	(5)	$144,210	(5)	$0	$144,210	(7)	$144,210	(5)
Stock Options
Unvested and Accelerated	$0		$138,500	(5)	$138,500	(5)	$0	$138,500	(7)	$138,500	(5)
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$1,442,100	(7)	$1,442,100	(5)
EIP Deferral	$65,100	(6)	$65,100		$65,100		$0	$65,100		$65,100	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$0		$147,350		$0	$294,700		$0
Health Care	$0		$0		$18,504			$37,008		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$1,070,000
Accrued Vacation Pay	$41,154		$41,154		$41,154		$41,154	$41,154		$41,154
Outplacement	$0		$0		$16,667		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$106,254		$533,174		$1,785,695		$41,154	$4,204,482		$3,045,274

(1)	Assumes the compensation of Mr. Hoglund is as follows: base salary for 2006 equal to $535,000, target annual bonus equal to 50% of base salary and maximum bonus equal to 66% of base salary. For purposes of Mr. Hoglund’s table above, Mr. Hoglund is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Bram.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Bram.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the price per share of the Company’s common stock on the date of termination is $48.07 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason), Retirement, death or disability the Committee took action pursuant to the LTIP to accelerate the vesting of target performance-based awards and non-performance.
(6)	The Committee has discretion to accelerate vesting of any unvested EIP deferrals upon an employee’s termination or resignation of employment. We assumed that the Committee has exercised its discretion to accelerate vesting.
(7)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

The following table describes the potential payments upon termination of employment or a change in control of the Company for Mr. Rana.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)		Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or resignation for Good Reason (following a CIC)(3)		Death or Disability
Compensation:
Base Salary ($594,000)	$0		$0		$594,000		$0	$1,188,000		$0
Short-term incentive (80% of base salary)	$0		$0		$475,200		$0	$950,400		$0
Pro-Rata Annual Incentive Award	$0		$0		$475,200		$0	$475,200		$0
Long-term Incentives (4)
Performance RSUs
2005 – 2007 (performance period)	$0		$96,140	(5)	$96,140	(5)	$0	$96,140	(7)	$96,140	(5)
2006 – 2008 (performance period)	$0		$302,841	(5)	$302,841	(5)	$0	$302,841	(7)	$302,841	(5)
Stock Options
Unvested and Accelerated	$0		$189,220	(5)	$189,220	(5)	$0	$189,220	(7)	$189,220	(5)
Restricted Stock Units
Unvested and Accelerated	$0		$0		$0		$0	$0		$0
EIP Deferral	$183,835	(6)	$183,835	(6)	$183,835		$0	$183,835		$183,835	(6)
Benefits and Perquisites:
Incremental Non-qualified Pension (SRIP)	$0		$0		$972,851		$0	$1,945,701		$0
Health Care	$0		$0		$12,648		$0	$25,296		$0
Life insurance Proceeds	$0		$0		$0		$0	$0		$1,188,000
Accrued Vacation Pay	$57,115		$57,115		$57,115		$57,115	$57,115		$57,115
Outplacement	$0		$0		$16,667		$0	$25,000		$0
280G Tax Gross-up	$0		$0		$0		$0	$0		$0

Total:	$240,950		$829,151		$3,375,717		$57,115	$5,438,748		$2,017,151

(1)	Assumes the compensation of Mr. Rana is as follows: base salary for 2006 equal to $594,000, target annual bonus equal to 80% of base salary and a maximum bonus equal to 106% of base salary. For purposes of Mr. Rana’s table above, Mr. Rana is defined as the “Executive” in the corresponding footnotes below.
(2)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Bram.
(3)	As per the Severance Program, the Executive will be provided with the same benefits as set forth for Mr. Bram.
(4)	In calculating the potential payments, we assumed the Executive’s date of termination is December 31, 2006 and the price per share of the Company’s common stock on the date of termination is $48.07 per share.
(5)	For disclosure purposes, we assumed that upon Termination (other than a termination for Cause or a resignation without Good Reason) , Retirement, death or disability the Committee took action to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	The Committee has discretion to accelerate vesting of any unvested EIP deferrals upon an employee’s termination or resignation of employment. We assumed that the Committee has exercised its discretion to accelerate vesting.
(7)	As per the LTIP, in the event of a Change in Control, non-performance based stock unit awards and stock option awards fully vest on the date of such event and performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, we assumed that the Committee is taking action to fully accelerate performance-based restricted stock unit awards under the LTIP.

Payments upon Retirement for Mr. McGrath

As per the McGrath Employment Agreement, the benefits payable pursuant to Mr. McGrath’s retirement (i.e., the date he retired under the Retirement Plan) consisted of the following: (i) vesting of all unvested, outstanding equity awards (performance-based and non-performance based awards and stock option awards);

(ii) payment of accrued vacation pay, (iii) any other vested amounts of benefits not yet paid and (iv) full vesting of any unvested mandatory deferred amounts under the EIP. Mr. McGrath received the following amounts pursuant to his retirement from the Company:

Target Performance RSUs	Amount ($)
2004 – 2006 (performance period)	$2,293,500
2005 – 2007 (performance period)	$2,293,500
2006 – 2008 (performance period)	$3,669,600
EIP deferrals	$2,065,503
Accrued Vacation	$98,368

Total:	$10,420,471

Performance RSUs awards were valued based on the closing price of the Company’s common stock ($45.87) on Mr. McGrath’s retirement date (February 28, 2006).

Payments upon Retirement for Ms. Freilich

As per the Freilich Employment Agreement, the benefits payable pursuant to Ms. Freilich’s retirement (i.e., the date she retired under the Retirement Plan) consisted of the following: (i) vesting of all unvested, outstanding equity awards (performance-based and non-performance based awards and stock option awards); (ii) payment of accrued vacation pay, (iii) any other vested amounts of benefits not yet paid, (iv) full vesting of any unvested mandatory deferred amounts under the EIP and (v) 18 months of additional service credit with the Company under applicable defined benefit retirement plans and non-qualified defined benefit plans of the Company (payable under the SRIP), assuming compensation at her annual base salary, target incentive award, interest rate 4.85% (adjusted to 4.39% to reflect cost of living adjustments), the 1994 GAR mortality table projected to 2002 (50% male / 50% female blend) and age 65 normal retirement. Ms. Freilich received the following amounts pursuant to her retirement from the Company:

Target Performance RSUs	Amount ($)
2004 – 2006 (performance period)	$819,740
2005 – 2007 (performance period)	$771,520
2006 – 2008 (performance period)	$419,514
EIP deferrals	$493,877
Accrued Vacation	$53,990

Total:	$2,558,641

Performance RSUs awards were valued based on the closing price of the Company’s common stock ($48.22) on Ms. Freilich’s retirement date (November 30, 2006).

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

No stockholder action is required with respect to the following information that is included to fulfill the requirements of Sections 725 and 726 of the Business Corporation Law of the State of New York.

Effective December 2, 2006, the Company purchased Directors and Officers (“D&O”) Liability insurance for a one year term providing for reimbursement, with certain exclusions and deductions, to: (a) Con Edison and its subsidiaries for payments they make to indemnify Directors, Trustees, officers and assistant officers of Con Edison and its subsidiaries, (b) Directors, Trustees, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by Con Edison or its subsidiaries and (c) Con Edison and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: Associated Electric & Gas Insurance Services Limited, Allied World Assurance Company, Ltd., Arch Insurance Company, Continental Casualty Company, Federal Insurance Company, Illinois National Insurance Company, Platte River Insurance Company, Starr Excess Liability Insurance International Ltd., Twin City Fire Insurance Company, U.S. Specialty Insurance Company, X.L. Insurance (Bermuda) Ltd., X.L. Specialty Insurance Company and Zurich American Insurance Company. The total cost of the D & O Liability insurance for one year from December 2, 2006 amounts to $6,451,340. The Company also purchased from Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Reinsurance Insurance Company, Great American Insurance Company, Illinois National Insurance Company, St. Paul Mercury Insurance Company, RLI Insurance Company, U.S. Specialty Insurance Company and Zurich American Insurance Company, additional insurance coverage for one year effective January 1, 2007, insuring the Directors, Trustees, officers, and employees of Con Edison and its subsidiaries and certain other parties against certain liabilities which could arise in connection with fiduciary obligations mandated by ERISA and from the administration of the employee benefit plans of the Company and its subsidiaries. The cost of such coverage was $885,364.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy relating to the Company’s 2008 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal offices at 4 Irving Place, New York, New York 10003, Attention: Corporate Secretary, by December 6, 2007.

Under the Company’s By-laws, written notice of any proposal to be presented by any stockholder or any other person to be nominated by any stockholder for election as a Director must be received by the Secretary of the Company at its principal executive office not less than 70 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is first publicly announced or disclosed less than 80 days prior to the date of the meeting, such notice must be given not more than 10 days after such date is first announced or disclosed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may determine to deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at (212) 460-4322 or by submitting a written request to the Company’s Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. In addition, stockholders of record who share an address and who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should contact the Company by telephone or write to the Company’s Corporate Secretary. Beneficial owners who share an address and who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee.

OTHER MATTERS TO COME BEFORE THE MEETING

Management intends to bring before the meeting only the election of Directors and Proposal No. 2 above and knows of no matters to come before the meeting other than the matters set forth herein, including Proposal No. 3 by a stockholder. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Please vote, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid envelope, or vote your proxy by telephone or on the Internet in accordance with the instructions set forth on the proxy card. Your vote is important. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the top portion of the card as your admission ticket.

By Order of the Board of Directors,

Saddie L. Smith

Secretary

New York, NY

April 11, 2007